                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 FORM 8-K12G-3/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  April 3, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                             MILLENNIUM DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                 270 Larch Lane,
                                Mahwah, NJ 07430
                    (Address of principal executive offices)

                               tel: (201) 379-7661
                         (Registrant's telephone number)

                          Blue Capital Associates, Inc.
                                   50 Broadway
                                   Suite 2300
                               New York, NY 10004
                        (Former name and former address)


    Delaware                         0-30661                    13-3786306
(State  or  other  jurisdiction    (Commission               (I.R.S.  Employer
  of  incorporation)               File  Number)            Identification  No.)

ITEM  1.     CHANGES  IN CONTROL OF REGISTRANT

     (a)  Pursuant  to  an  Agreement  and  Plan  of  Reorganization  (the  "BC
Acquisition Agreement") effective April 3, 2001, Millennium Direct, Inc. ("Millennium", "Company", "we" or "us"), a Delaware corporation, acquired all the outstanding shares (the "BC Shares") of common stock of Blue Capital Associates, Inc. ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "BC Acquisition"). Following the BC Acquisition, Millennium had 23,957,714 shares issued and outstanding.

     The BC Acquisition was approved by the unanimous consent of the Board of Directors of Millennium on March 15, 2001. The BC Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Upon effectiveness of the BC Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Millennium elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective April 3, 2001.

     A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b) The following table contains information, as of October 3, 2002, regarding the shareholdings of Millennium's current directors and executive officers and those persons or entities, who beneficially own more than 5% of its common stock and reflects a 2 for 1 common stock split effective March 5, 2001:


NAME  AND ADDRESS               AMOUNT AND NATURE OF           PERCENT OF CLASS
OF BENEFICIAL OWNER*            BENEFICIAL OWNERSHIP             COMMON STOCK
-------------------            ----------------------          ----------------

George Balis                     10,878,852(1)(3)                  45.4%(4)


Ardis Balis                      10,878,852(2)(3)                  45.4%(4)


BVI  Corporate  Services  Ltd.    3,093,985(5)                     12.9%
P.O.  Box  733
Spring  Gates  South
Lower  Government  Road
Charlestown,  Nevis  West  Indies


Sea  Spray  Holdings Ltd.          2,303,985(6)                      9.7%
Craigmuir Chambers
P.O. Box 71  Roadtown  Tortola
British  Virgin  Islands


B.R.  Equities,  Inc.             1,750,000                         7.3%
490  Wheeler  Road,  Suite  150
Hauppague,  New  York  11788

John  Rissi                         913,000                         3.9%

Louis  Tallarini                    287,500                         1.2%

Dan  Gorczycki                      222,500                           1%

ALL  OFFICERS  AND
DIRECTORS  AS  A
GROUP  (5  Individuals)          12,345,552                        51.6%
---------------------------------
*- Unless otherwise stated, the address for each officer and director is 270 Larch Lane, Mahwah, New Jersey, 07430

(1) Includes 10,570,338 shares owned by Ardis Balis, Mr. Balis' wife, as to which shares Mr. Balis has voting control.

(2) Includes 308,514 shares owned by George Balis, Ms. Balis' husband, as to which shares Ms. Balis disclaims beneficial ownership.

(3) Ardis Balis' shares are subject to a voting agreement entered into in July 2000 pursuant to which all of Ms. Balis' shares are voted by George Balis.

(4) In accordance with the anti-dilution agreement, the Company is required to issue additional shares to Ms. Balis to ensure that she maintains a 51% of the outstanding shares of the Company's common stock.

(5) Consists of 2,303,985 shares held by Sea Spray Holdings Ltd. and 790,000 shares held by Bay Partners, Ltd., companies for which BVI Corporate Services Ltd. has both investment and voting control. BVI Corporate Services Ltd. is the sole director of Sea Spray Holdings Ltd. and Bay Partners, Ltd.

(6) Includes 1,200,000 shares acquired from Infotopia, Inc. and 1,103,985 shares acquired from Eastside Venture Partners, LLP ("ESVP"), a wholly owned subsidiary of Infotopia, Inc. In connection with the BC Acquisition, ESVP acquired the Company shares in exchange for the BC Shares. Sea Spray, as the secured creditor of Infotopia, Inc., acquired all of these shares as a result of a default by Infotopia, Inc. on an outstanding obligation owed to Sea Spray.


     (c)  Change  in  Control

     There are no arrangements, including any pledge by any person of securities of Millennium, the operation of which may at a subsequent date result in a change in control of the registrant.


ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     (a) Effective April 3, 2001, Millennium acquired all the outstanding shares of Blue Capital from the shareholders of Blue Capital in exchange for an aggregate of 1,162,090 shares of common stock of Millennium or an aggregate of 5.1% of Millennium's outstanding common stock. At the time of the BC Acquisition, ESVP owned 95% of the outstanding shares of Blue Capital. Prior to the BC Acquisition, Millennium did not have any relationship with Blue Capital or ESVP except that ESVP was a wholly-owned subsidiary of a shareholder of Millennium. The consideration exchanged was negotiated by the shareholders of Blue Capital and Millennium.

     (b) The Company intends to achieve its expansion objectives by growth at its existing facilities, use of multiple media consumer education marketing efforts, establishing its name recognition and consumer familiarity with the Company's products and obtaining patent and trademark protection for its family of skin care products.

                                    BUSINESS

     We were incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). KRI initially developed, produced and distributed entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL"), a company which develops, markets and distributes skin care products. On November 18, 1999, KRI changed its name from Kid Rom, Inc. to Millennium Direct, Inc. Millennium's corporate office is located at 270 Larch Lane, Mahwah, N.J. 07430.

     We currently operate two divisions: 1) skin care products (the business of UDL acquired on February 1, 1998); and 2) entertaining and educational videos (KRI's business since incorporation).

     Skin  care  products

     Our TheraCel pro-cellular formula product is designed to hydrate skin cells and eliminate the appearance of wrinkles and other signs of aging. Pursuant to an agreement with the manufacturer of the pro-cellular formula, we have exclusive licensing rights to market, distribute and sell our pro-cellular formula in North America and the exclusive world wide right to market our product under the TheraCel brand name to the rest of the world. TheraCel is an all natural product that does not use any acid-based ingredients or any invasive procedures. The initial agreement granting us the rights to the pro-cellular formula was for a five (5) year term and expired May 1, 2002. On May 14, 2002, the parties entered into an extension of this agreement for an additional three
(3)  year  period.

     Along with the pro-cellular formula, we currently market: (i) a day moisturizer, (ii) a night moisturizer, (iii) a soap, and (iv) a moisturizer for dry or damaged skin. These five products consist of what we call the TheraCel Skincare System. In addition to these TheraCel brand products, we own a patent on a pillow and a related pillow case designed to help minimize the facial wrinkles some women experience after a night of sleep. This pillow is marketed under the name "The Anti-Wrinkle Pillow."

     We contract with outside sources for the manufacturing, bottling, packaging and distribution of our skin care products. We are not dependent on any particular manufacturer, bottler, or packager for our products. Except for the pro-cellular formula, all products are manufactured and bottled to our specifications and formulas and can be manufactured and bottled by several manufacturers and bottlers. The pro-cellular formula has been manufactured for us by a French laboratory and bottled for us in Canada; however we are considering having the formula bottled in the United States in connection with our anticipated upcoming marketing campaign. If any of our suppliers were to decide not to provide us with product or bottling, for whatever reason, we believe we could replace them without any significant interference with our cosmetic business.

     We market these products exclusively through direct response television. By direct response television method of distribution (or infomercial) we mean the selling and marketing of product directly to the consumer through 30-minute advertisements in which the consumer is requested to purchase the product directly by responding to a telephone number, address or web site advertised during the commercial. This is in contrast to regular television advertisements where the consumer is urged to purchase the product through retail outlets. We believe companies may elect the direct response television method of distribution for a number of reasons. Among them are:

-          it  is  an  effective  medium  to  tap  into  impulse  buying;
-          generally,  it  is  less  expensive  to  launch  a  new  product;
- it may lay the foundation for a successful retail campaign after the product gains name recognition;

- through media testing, one may assess the likelihood of potential sales;
-          the  return  on  product  investment  may  be  faster;  and
- one may gain a direct list of customers to whom other products may be marketed.

     Our target market for our skin care products is primarily women between the ages of 28 and 55.

     We centralize the administration of our management, production, sales and marketing divisions for both the videos and the skin care products all within our corporate entity. Financial information concerning production, development, sales, marketing, operating costs and other expenses are maintained in accordance with generally accepted accounting principles, but not allocated according to specific product.

     New  Products

     We have developed, but have not yet begun to distribute, an extended skincare line that includes adult and teenage acne formulations. We have also created a new line of cosmetics to compliment the TheraCel Skincare System. These new products include:


     - TheraCel PRO SV - This is an adult acne and blemish formulation that contains sulfur and vitamins. We believe it is more gentle than formulations currently available for teenagers, and may apply to the adult market.

     - TheraCel PRO Tac - This is an acne and blemish formulation designed spefically to target the teenage market. This formulation contains alpha hydroxy acid and salicylic acid which is widely used for the care and treatment of acne.

     - TheraCel PRO Sun - This is a non-oily Sun Protection Factor ("SPF") 15 sunblock for men and women of all ages for use on their face and body.


     - TheraCel PRO Sun Foundation - This is a non-oily powder foundation with sun protection for skin. Originally designed to be used in conjunction with the TheraCel pro-cellular formula, this product is designed to be marketed to women as a sun block compatible with their every-day makeup.

     - TheraCel Active Mask - This is a clear, quick drying mask with a homeopathic remedy for aging skin. We believe that application of the mask three times a week on problematic skin will reduce puffiness and tighten the skin surrounding the jawline.

     - TheraCel PRO SV Pads - This is an adult and teen acne and blemish cleansing formulation in a convenient throw-away cotton pad - containing all the ingredients that are also contained in TheraCel PRO SV.

     Additional new products include TheraCel PRO Sun Blusher, TheraCel Waterproof Lipliners, TheraCel Lipstick, TheraCel Healthy Lips and TheraCel Eye Shadows. We intend to market these products either in conjunction with TheraCel, by way of individual infomercials or through sales representatives nationwide. We have not registered any trademarks in connection with these products and no assurances can be given that one would be available. We believe that we have common law trademark rights based on what we believe to be first use but no assurance can be given that we have such rights. No assurance can be given that we will be able to successfully market any or all of these new products. Marketing new products requires significant financial resources and no assurance can be given that we will be able to generate the funds required from operations or from additional financing sources.

     Acquisition  of  Ultraderma,  Ltd.

     In February 1998, we acquired substantially all of the assets of UDL (the "UDL Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 shares of our common stock, valued at $816,750, to Ardis Balis (formerly Ardis Boyd), which transaction was exempt from registration pursuant to Section 4(2) of the Securities Act. Concurrent with the UDL Acquisition, we executed a letter agreement which granted to Ardis Balis, the Chairperson and Founder of UDL, anti-dilution rights pursuant to which we agreed to maintain Mrs. Balis' interest in Millennium, at not less than fifty-one percent (51%) of the issued and outstanding common stock pending completion of a registered public offering of our securities. For purposes of such calculation, we are permitted to include shares of common stock held by George Balis, our Chairman and Chief Executive Officer and the husband of Ardis Balis.

     In addition to other shares issued to Ardis Balis in accordance with the anti-dilution agreement executed concurrent with the UDL Acquisition, in June of 2000 and in January of 2001, we issued 1,923,000 and 4,952,334 restricted shares of our common stock respectively to Mrs. Balis. Mrs. Balis was not granted any registration rights with respect to these shares.

     Substantial  Third  Party  Agreement;  Sales  and  Marketing

     In September 1999, we terminated a sales and marketing agreement with Wellquest International, Inc., a New York based company (the "Previous Marketer"). Although the Previous Marketer successfully launched the TheraCel product line through a direct response television campaign, it was not prepared to handle the immediate large volume of sales generated by the infomercial. The Previous Marketer sought to improve its fulfillment, customer service and call center abilities by decreasing its media purchases, as it too realized its facilities in these areas were not working effectively. We were not satisfied with the changes the Previous Marketer made to cure these problems. In addition, we believe that the Previous Marketer failed to provide payments, statements and reports as required under our agreement, misrepresented the capabilities of their call and fulfillment centers, failed to provide adequate facilities to support product sales, failed to meet sales quotas under our agreement, and sent orders to the incorrect customers and failed to send re-orders to the correct customers, which resulted in lost sales from the customers who had ordered products, but failed to receive them. As a result of the foregoing, we terminated our agreement with the Previous Marketer. In June 2000, we also terminated a separate licensing agreement we had with the Previous Marketer to assist us in distributing our educational videos. We paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreements. Other than as set forth above, neither us nor the Previous Marketer have any further rights, liabilities or obligations under our agreement.

     On November 3, 1999, we entered into a Production Services and Marketing Agreement with Hawthorne Direct, Inc. ("Hawthorne"). This agreement expired pursuant to its terms in July 2001. However, Hawthorne continued to operate under this agreement as we discussed a new arrangement. In May 2002, we decided to end the discussions with Hawthorne and entered into a new Production Services, Marketing Services and Distribution Agreement (the "Production Agreement") with Impact Product Development, Inc. ("Impact"). Neither us nor Hawthorne have any remaining rights, liabilities or obligations to the other under the terms of the expired agreement.

     Under the Production Agreement with Impact, we expect to sell all of our skin care products directly to consumers through direct response television advertising. The Production Agreement grants Impact, subject to our approval, the exclusive rights to market and distribute our skin care products for a period of one year following the date of the initial media test of a new infomercial. The new infomercial features Ms. Sarah Purcell as the host. The initial media test has not yet been conducted. We anticipate that the initial media test of the new infomercial will be conducted in November/ December of 2002.

     The Production Agreement is automatically renewable for one year periods in the event that minimum levels of sales are generated by Impact (i.e., 75,000 product units in year one, 100,000 product units in year two and 150,000 product units per year thereafter). A product unit consists of the five TheraCel products: (1) the pro-cellular formula; (2) day moisturizer; (3) night moisturizer; (4) TheraCel soap; and (5) moisturizer for dry and damaged skin. If such sales levels are not met in any given year, the Production Agreement is automatically terminated without penalty to either party.

     Pursuant to the Production Agreement, Impact, among other things, has produced a new broadcast quality direct response television commercial ("Infomercial") for our skin care products. Under the Production Agreement, we are required to pay for the Infomercial production costs and media test costs. Impact has agreed to advance us the funds necessary to pay for the costs associated with the production, distribution and marketing of the TheraCel product. Impact will be reimbursed for these payments from a merchant account into which all revenues earned and received from the sale of the product will be deposited. We will make disbursements from the merchant account to pay for any costs associated with marketing and selling the TheraCel products including but not limited to production costs, media costs, telemarketing and fulfilment costs, operating expenses and any fees or commissions owed to Impact. Once the direct response television campaign is launched, costs are estimated to be approximately $1 million per month during an active campaign depending on the cost of advertising.

     Under the terms of the Production Agreement, the balance of the merchant account after expenses, fees and other costs are deducted will be distributed by us as follows: forty-seven and one-half (47.5%) percent to us, forty-seven and one-half (47.5%) percent to Impact and five (5%) percent to Infomercial
Marketing Partners, LLP, the company working with Impact to create the Infomercial. In addition, we have agreed to issue one million five hundred thousand (1,500,000) restricted shares of our common stock to Impact as additional compensation under the Production Agreement.

     Once a consumer has purchased our products, we seek to sell him or her additional products that might be of interest. Through flyers and other promotional mailings, consumers are urged to re-order our products once their current supply has been exhausted. Alternatively, consumers can elect to enroll in programs which automatically charge their credit cards and we send replenishment supplies at requested intervals.

     We will use the services of a fulfillment center, and others, to facilitate shipping of our products to our customers. A fulfillment center will receive orders for our skin care products via our direct response advertising and transmits these orders to the appropriate contractor. These contractors each have facilities which we use to package, store and ship the products. This eliminates the need for us to undertake the administrative burden of maintaining large scale warehouse and other fulfillment services. We believe that by concentrating our efforts on developing and marketing our brands and on sales and merchandising, rather than operating a warehouse, we will achieve a greater rate of growth without any diminution in services to our customers. We do not currently have any agreements with a fulfillment center. As our business grows, we will continually examine the costs and benefits of operating our own fulfillment center.

     Our skin care products can be made and packaged relatively easily, therefore eliminating the need for substantial product inventory. Inventory is only required to be kept on hand during an active marketing campaign. During an active marketing campaign, we anticipate that we would have to maintain a 5,000 to 10,000 unit supply of TheraCel products for each month the campaign is active. The amount Impact would need to advance for a one month supply would be approximately $65,000 to $130,000, depending on the then cost of goods and the projected volume of sales. We do not incur any significant costs that would be traditionally referred to as Research-Development ("R&D"). The existing skin care products have been repackaged and other cosmetic changes have taken place. There have been no changes to the basic product formulas, and therefore, no significant costs for R&D.

     The absence of sales of the TheraCel product line in the year 2000 and the low level of sales for such product line in 2001 resulted from the termination of our relationship with the Previous Marketer and Hawthorne and entering into the new Production Agreement. We will continue to promote the "TheraCel" brand, and other skin care products, by seeking to demonstrate the ease, safety and effectiveness of these products.

     In May 2002, Impact entered into a contract with Win-Win Productions, Inc., ("Win-Win") whereby Win-Win agreed that Ms. Sarah Purcell, the President of Win-Win, will appear in our infomercials as well as on our packages and other related materials for TheraCel. The agreement is for a term of three years and Win-Win will receive one (1%) percent of the gross sales based on the retail price on the gross orders of TheraCel in response to the marketing campaign and one (1%) percent of all other sales based on the wholesale price of TheraCel. Sarah Purcell is best known as a co-host of "Real People" which aired on NBC from 1979-84 and the "Home Show" which aired for two years on ABC. She was also the spokesperson for MURAD, a skin care product successfully marketed through direct response television.

     Government  Regulation

     The United States Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act regulate the purity and packaging of health and beauty aids products and fragrances and cosmetic products. Similar statutes are in effect in various states. Manufacturers and distributors of health and beauty aids products are also subject to the jurisdiction of the Federal Trade Commission with respect to matters such as advertising content and other trade practices. To our knowledge, the products we distribute are produced by manufacturers who comply with these regulations and who periodically submit their products to independent laboratories for testing. However, the failure by our manufacturers or suppliers to comply with applicable government regulations could result in product recalls that could adversely affect our relationships with our customers. In addition, the extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

     Educational  Videos

     We attempt to make our videos both entertaining and educational. All videos developed by us have five characteristics which we believe will distinguish them from our competition:

     (i)      form of animated transportation vehicle or construction equipment;

     (ii) children interacting with animated and live equipment and asking questions regarding how the equipment works or operates;

     (iii)    original music and narrative soundtracks;

     (iv) demonstration of a theme or moral that we believe is worthy of instilling in children; and

     (v)      no violence.

     We have completed two videos in our "I Wonder" series, "Toby the Tugboat" and "Brett the Jet." Our "I Wonder" series is dedicated to bringing real life experiences to children with animation, music, song, and a story which can be enjoyed by both children and parents. Although we have not formally registered the "I Wonder" label, we believe we have trademark rights to the name due to its exclusive use by us in the public domain for several years. In addition, we believe that the existence or non-existence of these rights are unrelated to the success or failure of our business. The videos are approximately 30 minutes each and can be adapted for sale or syndication in foreign markets. We are also seeking to develop additional videos and several weekly combination live action/animated shows aimed at the teenage market. In developing our videos and weekly shows, we attempt to create characters with cross-over merchandising appeal into areas such as clothing, board games, interactive CD-ROM games, books, toys, dolls and video games. We have not sold, but intend to sell, clothing, board games, interactive CD-ROM games and other products based on our characters. We believe our characters in our videos "Brett the Jet" and "Toby the Tugboat"(and our other video characters) should have such cross-over merchandising appeal. As our videos continue to receive favorable reviews and recognition at video festivals, and consumer awareness increases, we believe the opportunity to achieve cross-over merchandising also increases. This cross-over merchandising may be initiated by us, as well as by third party marketers, who may approach us.

     In addition to our "Toby the Tugboat" and "Brett the Jet" videos, we currently have four additional videos in development which also feature the five characteristics incorporated in our completed videos. These videos are: 1) "Rob The Racing Car"; 2) "Benjamin The Fire Engine"; 3) "Flip The Ship"; and 4) "Jane The Crane."

     We contract on a case-by-case basis with various writers, animators, directors, producers, musicians and post-production staff to complete the videos and prepare them for videotape release. We use the service of writers, animators, directors and other individuals and companies to obtain services on a "fixed fee basis," which requires service to completion at a fixed amount of compensation, regardless of time devoted to the project, and at other times, fees are paid based on an hourly rate. Fees for services may include cash and stock or one or the other, as the case may be, negotiated on a case by case basis. We are not dependent on any particular writer, animator, director or other individuals or companies other than the services of George S. Balis, our Chairman and producer of the Kid Rom videos.

     We are currently marketing our videos through general video distributors, and specialists in the toddler and children's markets. Among these distributors are: Library Video Company, Tapeworm Video Distributors, Inc., Amazon.com, Canadian Video Services, Midwest Tape, Follett Audiovisual Resources, Baker & Taylor Entertainment, Quality Books, Inc. (a Dawson Company), Unique Books, Inc. and Instructional Video. Pursuant to these distribution agreements we agreed to supply these distributors with our videos at an agreed upon discount to the suggested retail price and these distributors agreed to offer our videos for sale to retail outlets, libraries, educational facilities and other customers with whom they have relationships. None of these agreements require the distributor to purchase or distribute a minimum number of videos. We supply copies to these distributors as they need them to fill orders and we are responsible for all shipping and freight charges. These agreements are terminable, without penalty, by either party upon notice. Millennium is also independently seeking to distribute its videos through video and retail store chains.

     Our marketing strategy regarding our educational videos is to further enhance the image and awareness of our videos by producing entertaining, educational and non-violent characters and stories and to working closely with our distributors to bring our videos to market. We have not initiated print advertising at this time.

     Currently, we undertake all costs and obligations with respect to the packaging, warehousing, shipping and distribution expenses for the educational videos. In addition, we carefully monitor the output of our producers and contractors to ensure they produce videos consistent with our brand and image. All contractors and vendors, including video producers and post-production staff, are carefully supervised by us.

     Historically, we have not regularly maintained inventory of our videos in any material amount. Once fully produced and ready for distribution, a significant number of videos can be produced in a short period of time, through the services of our outside video duplicators, eliminating the need to anticipate significant sales.

     Costs incurred in the development of new video projects are capitalized as incurred. Such costs are then amortized upon the completion of the project. We estimate that four additional videos will cost approximately $400,000. The weekly live/animated shows are estimated to cost $200,000 per pilot program.

          Expansion  Strategy

     We believe that we can successfully build on our existing customer base and marketing, packaging and shipping relationships and expand our market share in both the educational video and skin care markets. We have no plans to open additional offices, but could enter into additional distribution arrangements and/or licensing arrangements as business warrants. We may also expand the number of suppliers and manufacturers we contract with if there is a surge in demand for our product line. There can be no assurance that we will be successful in any of these efforts.

          Employees

     As of October 3, 2002, we employed two individuals who operate in executive, administrative, sales, marketing and production capacities. None of our employees are represented by a labor organization and we consider our relationship with our employees to be excellent.

     Competition

     There are many companies that offer similar or competitive products to the products produced by us. Both the educational video and skin care industries are occupied by some of the largest, most well-known companies in the world, including Disney, Time-Warner, Revlon, Estee Lauder, Scimitar and Anchor Bay. Despite this substantial and intense competition against foreign and domestic competitors with substantially greater resources and distribution capabilities than us, we seek to distinguish ourselves in specialized niches within these industries by attempting to offer unique stories and characters for our educational videos and by seeking to develop unique skin care products not offered by our larger competitors.


                       MARKET FOR THE COMPANY'S SECURITIES

     Our common stock is presently trading on the National Quotation Bureau's OTC "pink sheets" under the symbol MMLD. As of October 3, 2002, there were approximately 313 holders of our common stock.

     The following table sets forth the range of the high and low closing bid prices per share of our common stock during each of the calendar quarters identified below. These bid prices were obtained from the pink sheets, and do not necessarily reflect actual transactions, retail markups, markdowns or commissions.

     The high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

--------------------------------------------------------------------------------
Year    Quarter   High Bid   Low Bid       Year Quarter    High Bid     Low  Bid
2000     1st       .25         0.05             2002     1st    0.02    0.005
2000     2nd       .125        .125             2002     2nd    0.02    0.02
2000     3rd       .25        .0625             2002     3rd    0.02    0.005
2000     4th       .29         0.25             2002     4th    0.005*

Year     Quarter  High Bid   Low Bid
2001     1st       .32         0.15
2001     2nd       .15         0.05
2001     3rd       .05         0.05
2001     4th       .05         0.005

-------------------------------------------------------------------------------
*  -  As  of  October  3,  3002

     We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of Millennium's business.

                                   MANAGEMENT

     The following Table sets forth certain information regarding the executive officers and directors of Millennium as of October 3, 2002.
--------------------------------------------------------------------------------

NAME*                        AGE       POSITION
George Balis                 52        Chairman of the Board of Directors,
                                       Chief  Executive  Officer  and  Secretary


Ardis  Balis                 50        President,  Director

Dan  Gorczycki               39        Director

John  Rissi                  39        Director

Louis  Tallarini             54        Director
--------------------------
* - Unless otherwise indicated, the address for each officer and director is 270 Larch Lane, Mahwah, New Jersey 07430


George Balis. George Balis, our Chief Executive Officer, Chairman of the Board of Directors and Secretary, was in the private practice of law from 1975 through 1986, concentrating in the areas of securities, corporation and entertainment law. From 1986 through 1992, Mr. Balis was Chairman and President of American Screen Company, a diversified entertainment company which, among other things, developed properties for motion picture and television release. From 1993 to 1998, Mr. Balis was in the private practice of law specializing in corporate and entertainment matters. In January, 1998, Mr. Balis became Chairman and Chief Executive Officer of Millennium. From February 2002 to September 30, 2002, Mr. Balis had been a partner in a law firm and during that time divided his time between the Company and the practice of corporate law. Mr. Balis is a graduate of both Columbia University's School of Law and Graduate School of Business, and is admitted to practice law in the State of New York.

Ardis Balis. Ardis Balis, our President and a director of Millennium, founded UltraDerma, Ltd., a company which was acquired by us in February, 1998. Ms. Balis has both financed and researched the development of skin care products. She has appeared on numerous instructional videos, informercials and television talk shows. Since February, 1998, Ms. Balis has been our President. Prior thereto, she had been Chief Executive Officer and President of UltraDerma, Ltd.

Dan  E.  Gorczycki,  C.P.A.   Dan  Gorczycki,  a  director  of  Millennium since
November 1999, was a director of Holliday, Fenoglio, Fowler, L.P., a wholly-owned subsidiary of Lend Lease (USA), Inc. from June 1999 to September 2000. Mr. Gorczycki is currently involved in the placement of financing and debt restructuring in real estate transactions as a principal of Granite Partners, LLC. His experience includes work in institutional real estate sales for firms including Landauer Associates, where he worked from June 1997 until June 1999, Julien J. Studley, Inc., where he worked from March 1995 through June 1997, and Legg Mason. Mr. Gorczycki additionally was employed by The Greater New York Savings Bank from January 1993 until March 1995 where he was responsible for completing workouts on overleveraged assets. Mr. Gorczycki's career also contained experience in the financial services industry at both Cowen & Company (now SG Cowen) and Salomon Brothers (now Salomon Smith Barney) as a financial analyst. Mr. Gorczycki started his professional career at Price Waterhouse, where he worked for the Small Business Group as an auditor. Mr. Gorczycki received his MBA from New York University and a BS from St. John's University. He is both a Certified Public Accountant (inactive) and a Licensed Real Estate Salesperson in New York and a member of the Real Estate Board of New York.

John Rissi. John Rissi, a director of Millennium since November 1999, began his career in telecommunications sales for Cable & Wireless Communications, Inc. where he oversaw a sales staff of more than 30 sales representatives from 1986 to 1989. In February 1989, Mr. Rissi started his own marketing company, Tele-Save, where he marketed telecommunications services for various corporations. In August 1995, Mr. Rissi entered into an agreement with VoiceNet

Corporation to market their credit calling card program through April 1999. From April 1999 to the present, Mr. Rissi co-founded Mutual Media Corporation, Inc., a marketing company that specializes in marketing major web sites throughout the world. Mr. Rissi received his B.S. at Hofstra University.

Louis A. Tallarini. Louis Tallarini, a director of Millennium since June 2000, has been executive vice president for Fuller Development Company, a division of Cappelli Enterprises, Inc. from October 1999 to the present. From 1991 to September 1999 he served as Executive Vice President and member of the Executive Committee of The Value Companies, where he was responsible for the asset management of a national real estate portfolio of commercial properties. Mr. Tallarini began his career as an accountant with the international certified public accounting firm Pannell, Kerr Foster. Following his career as an accountant, he entered private industry where he has supervised institutional real estate management teams throughout the United States. Mr. Tallerini has been involved in philanthropic endeavors, including serving as Chairman of the Board of the Singers Forum Foundation; funding scholarships for underprivileged minority children through the Graham Windham foster child program; and making available affordable housing for needy families. Mr. Tallarini sits on the Executive Committee of Value Express, a national commercial real estate lender. Mr. Tallarini received his B.S. from Fordham University.

     Family  Relationship

     George Balis is the husband of Ardis Balis. They were married in May, 1998.


                             EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, to officers, directors and certain key employees.

                                             ANNUAL  COMPENSATION
                                        SALARY             BONUS          OTHER

NAME  AND  PRINCIPAL  POSITION

George  Balis                           2001          60,000    -0-          -0-
Chairman,  Chief  Executive  Officer    2000             -0-    -0-          -0-
and  Secretary                          1999             -0-    -0-   $35,000(2)

Ardis  Balis(1)                         2001          50,000    -0-          -0-
 President  and  Director               2000             -0-    -0-          -0-
                                        1999             -0-    -0-   $35,000(2)

--------------------
(1)  Ms.  Balis  became  an  employee  of  Millennium  in  February,  1998.
(2)  On  November  18,  1999,  each  of  George Balis and Ardis Balis was issued
350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999.

     Director's serve for a term of one year, until their or their successor's election at the next annual meeting of stockholders.

     In January 2001, George Balis and Ardis Balis each executed employment agreements. These employment agreements are for a term of three years and are automatically renewed for one year periods unless given six (6) months notice from the Company that the agreements will not be renewed. George Balis'
agreement provides for a base annual salary of $60,000 and Ardis Balis' agreement provides for a base annual salary of $50,000. Each agreement provides for reimbursement by the Company of reasonable expenses. There is no provision in either agreement providing for increases to these base salaries and each agreement can be terminated by the Company only for cause. Pursuant to these agreements, each of them has agreed not to compete with Millennium for a period of one year following termination of the agreement.

     On  November  18,  1999,  each  of George Balis and Ardis Balis were issued
350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999. No other compensation has been paid to any officer of Millennium since 1996 and, other than as set forth above, no compensation has been accrued since that time through September 30, 2002. George Balis received 300,000 shares of common stock, having a value of $15,000, as a director's fee for his service as a director in 1997. Mr. Balis is not owed any further compensation for any services rendered to Millennium prior to November 15, 1999. George and Ardis Balis have also received loans from Millennium. See "Certain Relationships and Related Transactions."

     Historically, directors who are not members of management have not received any compensation for their services as such; however, in June 2000, prior to the 1 for 12 reverse split of our common stock, as compensation for serving on the Board of Directors, Dan Gorczycki, Louis Tallarini and John Rissi were issued 75,000, 225,000 and 375,000 shares of common stock respectively, valued at $0.0001 per share. In addition, Messrs. Gorcycki, Tallarini and Rissi were each issued warrants to purchase 6,250 shares of common stock at an exercise price of $.50 per share. Furthermore, as compensation for serving on the Board of Directors, in January 2001, prior to the 2 for 1 forward split of our common stock, Dan Gorczycki, Louis Tallarini, John Rissi and George Balis were issued 75,000, 75,000, 375,000 and 75,000 shares of common stock respectively, valued at $0.0001 per share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and notes included in the financial statements contained elsewhere in this annual report.

                   Summary of Significant Accounting Policies

     This discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to accounts receivable, property and equipment, stock based compensation and contingencies. We base our estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The assumptions and bases for estimates used in preparing our consolidated financial statements are set forth as significant accounting policies in Note 1 of the notes to the consolidated financial statements included with this current report and are summarized below:

Use of estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("USGAAP") requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue recognition -- Sales are recognized when the earnings process is complete and collectibility is assured, which is usually when the goods are shipped to customers. Amounts billed related to shipping and handling, which are not significant, are included in revenue.

Inventories -- Inventories are stated at the lower of cost, determined on the first-in, first-out ("FIFO") method, or market.

Property and equipment -- Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (15 years for properties and three to ten years for equipment).

Impairment of long-lived assets -- We have adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as property and equipment and licenses, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

Earnings (loss) per common share -- We present "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and certain other financial accounting pronouncements. Basic earnings (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options, were issued during the period.

Recent pronouncements -- In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Among other things, SFAS 144 provides guidance on the implementation of previous pronouncements related to when and how to measure impairment losses and how to account for discontinued operations. Management does not believe that the adoption of SFAS 144 will have a material impact on our consolidated financial position or results of operations.

The Financial Accounting Standards Board and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain other accounting pronouncements as of December 31, 2001 that will become effective in subsequent periods; however, our management does not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during 2001 and 2000, and it does not believe that any of those pronouncements will have any significant impact on our consolidated financial statements at the time they become effective.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

     Net sales, which are solely attributable to residual sales of our skin care products from previous campaigns, totaled $20,620 for the year ended December 31, 2001, as compared to $0 for the year ended December 31, 2000.

     Cost of sales totaled $16,680 for the year ended December 31, 2001, as compared to $0 for the year ended December 31, 2000.

     Operating expenses decreased by $523,238 to $669,667 during the year ended December 31, 2001 from $1,192,905 for the year ended December 31, 2000 or approximately 43.9%. This decrease was primarily attributable to decrease in expenditures for selling and marketing, consulting and professional fees and other operating expenses which are discussed more fully below.

     Selling and marketing expenses decreased approximately $250,000 to approximately $58,000 during the year ended December 31, 2001 as compared to approximately $306,000 during the year ended December 31, 2000. This decrease was primarily the result of the termination of the relationships with our previous marketing companies with respect to our skin care products.

     In April 2001, we acquired all of the issued and outstanding shares of common stock of Blue Capital Associates, Inc. in exchange for 1,162,090 shares of our common stock. Prior to the acquisition, on March 5, 2001, we effectuated a 2 for 1 forward split of our common stock. The 2 for 1 split was carried out to enhance shareholder loyalty and interest in the Company.

     General and administrative expenses decreased $409,684 to $495,361 during the year ended December 31, 2001 as compared to $905,045 in the year ended December 31, 2000, a decrease of approximately 45%. This decrease is primarily attributable to a decrease in accounting and legal fees. The increased fees in 2000 were largely the result of filing the subsequently withdrawn Form 10-SB and amendments. With the exception of fees incurred in connection with the merger with Blue Capital, these costs are not expected to continue in the future.

     As a result of the above, our net loss for the year ended December 31, 2001 totaled $665,727 or $.02 per share compared to a net loss of $1,192,905 or $.07 per share for the year ended December 31, 2000.

              FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     As shown in the accompanying consolidated financial statements, we had net losses of approximately $665,727 and $1,192,905 in 2001 and 2000, respectively. Management believes that it is likely that the Company will continue to incur net losses through at least 2002. We also had a working capital deficiency of approximately $152,950 at December 31, 2001. The working capital deficiency at December 31, 2001 was attributable, in part, to the inclusion in current liabilities of note payables totaling $230,000 that are payable as of October 2003. In the absence of the mitigating circumstances described below, such matters could raise substantial doubt about the Company's ability to continue as a going concern without curtailing or terminating some or all of its operations.

     To enable us to meet a portion of our obligations as they become due, our Chairman and our CEO have both agreed to allow the Company to defer compensation pursuant to their employment agreements of approximately $110,000, in the aggregate, that will accrue in 2002 until after December 31, 2002. Management also plans to seek additional equity and/or debt financing and, if necessary, request that our lenders and other creditors extend the due dates of our obligations and/or convert the obligations to common stock. Accordingly, management believes, but cannot assure, that we have sufficient liquid resources for the payment, or the ability to defer the payment, of our obligations as they come due and continue to operate through at least August 31, 2003.

     The Company does not presently have commitments to make material capital expenditures during the next twelve months. In March of 2001 we affected a 2 for 1 split of our outstanding shares of common stock. The numbers of shares and prices per share in the consolidated financial statements and notes included herein have been restated for the effects of the split.

     The payment date of the 10% promissory notes outstanding totaling $437,500 in the aggregate were extended to September 30, 2003. We believe that the extension of the maturity date of these notes, our current sources of liquidity and cash on hand are sufficient to satisfy our cash needs through at least the next twelve months.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2001

     Net sales, which are solely attributable to residual sales of our skin care products from previous campaigns totaled $10,469 for the six months ended June 30, 2002; a decrease of $4,161 from $14,630 for the six months ended June 31, 2001 or 28%. This decrease is attributable to the lack of any active marketing campaign for our TheraCel products.

     Cost of sales totaled $8,230 for the six months ended June 30, 2002; an decrease of $3,725 from $11,955 for the six months ended June 30, 2001. This decrease is primarily the result of o corresponding decrease in sales during the periods.

     Operating expenses decreased by approximately $77,150 to approximately $292,600 during the six months ended June 30, 2002 from $369,760 for the six months ended June 30, 2001 or approximately 21%. This decrease was primarily attributable to decreases in expenditures for consulting and professional fees and other operating expenses.

     Selling and marketing expenses increased approximately $6,800 to approximately $39,000 during the six months ended June 30, 2002 as compared to approximately $32,000 during the six months ended June 30, 2001. This increase was the result of negotiations with several marketing companies to establish the terms of a new marketing agreement.

     General and administrative expenses decreased approximately $83,940 to $253,642 during the six months ended June 30, 2002 as compared to $337,585 during the six months ended June 30, 2001. This decrease was the result of decreases in accounting and legal fees.

     As a result of the above, the Company's net loss for the six months ended June 30, 2002 totaled $282,150 or $.01 per share compared to a net loss of $357,805 or $.02 per share for the six months ended June 30, 2001.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2002 COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2001

     Net sales, which are solely attributable to residual sales of our skin care products from previous campaigns totaled $5,666 for the three months ended June 30, 2002; a decrease of $335 from $6,001 for the three months ended June 31, 2001 or 5.6%. This decrease is attributable to the reasons described in the six-month comparison.

     Operating expenses increased by approximately $50,000 to $83,152 during the three months ended June 30, 2002 from approximately $29,280 for the three months ended June 30, 2001 or 66.3%. This increase was primarily the result of increased professional and consulting fees.

     Cost of sales totaled $4,448 for the three months ended June 30, 2002; an increase of $539 from $3,909 for the three months ended June 30, 2001. This increase was attributable to an increase in the cost of the materials purchased during the period.

     Selling and marketing expenses increased $243 to $1,030 during the three months ended June 30, 2002 as compared to $787 during the three months ended June 30, 2001. This increase is attributable to the reason described in the six-month comparison.

     General and administrative expenses increased approximately $54,000 or 66.8% to $82,122 during the three months ended June 30, 2002 as compared to $28,489 during the three months ended June 30, 2001. The increase is due primarily to and increase in professional and consulting fees.

     As a result of the above, the Company's net loss for the three months ended June 30, 2002 totaled $81,934 compared to a net loss of $27,184 for the three months ended June 30, 2001.

              FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

Historically, we have financed our working capital requirements through internally generated funds, the sale of shares of our common stock, and proceeds from short-term borrowings, convertible debentures, and notes payable. As of June 30, 2002, we had a working capital deficit (current assets less current liabilities) of approximately $193,468. We believe we can continue operations for the next twelve months solely with the cash we have on hand and the continued repayments by the principal shareholders of their loan receivables. To enable us to meet a portion of our obligations as they become due, our Chairman and our CEO have both agreed to allow the Company to defer compensation pursuant to their employment agreements of approximately $110,000, in the aggregate, that will accrue in 2002 until after December 31, 2002.

Prior to the roll-out of the TheraCel product we do not need very much capital because pursuant to our agreement with Impact, Impact has agreed to advance us the funds necessary to pay for the costs associated with the production, distribution and marketing of the TheraCel product. Impact will be reimbursed for these payments from a merchant account into which all revenues earned and received from the sale of the product will be deposited. We may seek to issue corporate debt or equity securities in order to meet additional cash needs for the coming year. Any debt incurred or issued by us may be secured or unsecured, fixed or variable rate interest and may be subject to such terms as our board of directors deems prudent. Any sales of equity securities may be at or below current market rates for our common stock. We expect any proceeds from such additional credit or sale of securities to be used primarily in the marketing and development of our skin care products and children's videos, and in the reduction of short-term liabilities. No assurance can be given that we will be successful in generating sufficient capital from new borrowings or from the sale of our securities to adequately fund our liquidity needs.

We do not believe that inflation had a significant impact on our results of operations for the periods presented. On an ongoing basis, we attempt to minimize any effects of inflation on our operating results by controlling operating costs, and, whenever possible, seeking to insure that product price rates reflect increases in costs due to inflation.


                           FORWARD-LOOKING STATEMENTS

     In this current report, we include some forward-looking statements that involve substantial risks and uncertainties and other factors that may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

     You should not place undue reliance on these forward-looking statements. The section captioned "Management's Discussion and Analysis of Financial Condition or Plan of Operation," as well as any cautionary language in this annual report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from our expectations.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Because of the risks and uncertainties, the forward-looking events and circumstances discussed in this current report might not occur.

                             DESCRIPTION OF PROPERTY

     We lease property for use as our executive offices at 270 Larch Lane, Mahwah, New Jersey, 07430 from Ardis Balis, the President and a director of Millennium, at a rate of $2,000 per month. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     George Balis is the husband of Ardis Balis. They were married in May, 1998. Mr. Balis currently serves as our Chairman of the Board of Directors, Chief Executive Offiecr and Secretary. Mrs. Balis currently serves as President and a member of the Board. All of Ardis Balis' shares of Millennium common stock are subject to a voting trust agreement entered into in July 2000 pursuant to which all of Mrs. Balis' shares are voted by George Balis. The voting agreement is for a term of twenty-one years. During the term of the agreement Mr. Balis has unrestricted discretion to vote the shares subject to the agreement. The shares subject to the agreement consist of all of the shares owned by Mr. and Mrs. Balis.

     A summary of the transactions in the amounts due from/to Mr. & Mrs. Balis as of the six months ended June 30, 2002 is as follows:

Balance  January  1,  1998                                               $9,031
Repaid                                                                   (9,031)
Advances                                                                161,621
Liability  incurred  in  connection  with  acquisition of Ultraderma   (162,500)
Balance  December  31,  1998                                               (879)
Cash  advances                                                          258,452
Balance  December  31,  1999                                            257,573
Cash  advances                                                           94,541
Balance  December  31,  2000                                           $352,114
Cash  Repayments                                                       (121,612)

Balance  June  30,  2002                                               $230,502
                                                                       ========

The loans receivable/payable are non-interest bearing and due on January 1, 2003.

     In December, 1998, we had advanced $161,621 to George Balis, our chairman, to obtain a nineteen percent (19%) equity interest in a company which develops and markets gourmet snack foods.

     On May 1, 1998 and September 28, 1998, George Balis transferred 400,000 shares and 200,000 shares, respectively, of common stock to Ardis Balis to enable us to meet our obligation to Mrs. Balis with respect to the anti-dilution agreement executed concurrent with the UDL acquisition agreement. On November 18, 1999 we issued an additional 400,000 shares of common stock to Ardis Balis to enable us to meet our obligation to Mrs. Balis with respect to the anti-dilution agreement executed concurrent with the UDL acquisition agreement. In addition, in June 2000 and January 2001, Ardis Balis was issued 1,923,000 and 4,952,334 shares of our common stock respectively to be in compliance with the anti-dilution agreement executed concurrent with the UDL acquisition agreement. The anti-dilution agreement executed concurrent with the UDL acquisition agreement requires us to insure that Ardis Balis, until such time as we shall complete a public offering of our shares registered with the Securities and Exchange Commission, maintains an equity position in Millennium of no less than 51% of all issued and outstanding shares of common stock of Millennium. For purposes of such calculation, Millennium is permitted to include shares of common stock held by George Balis, our Chairman and the husband of Ardis Balis.

     In October 2000, Millennium sold 4,000,000 shares of its common stock at a price of $.25 per share in a private placement pursuant to a registration statement filed with the State of Georgia, which transaction was exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof. The 4,000,000 shares were sold to seven accredited investors for $562,500 in cash and $437,500 principal amount of 10% promissory notes due January 1, 2001, which have been extended by mutual agreement to September 30, 2003.

     On April 3, 2001, pursuant to an Agreement and Plan of Reorganization (the "BC Acquisition Agreement") we acquired all the outstanding shares (the "BC

Shares") of common stock of Blue Capital Associates, Inc. ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of our common stock (the "BC Acquisition"). At the time of the BC Acquisition, East Side Venture Partners, LLC owned 95% of the outstanding shares of Blue Capital. Prior to the BC Acquisition East Side Venture Partners, LLC was the wholly-owned subsidiary of Infotopia, Inc., one of our shareholders owning, at that time, greater than 5% of our outstanding common stock. The consideration exchanged was negotiated between Blue Capital's shareholders and Millennium.

                            DESCRIPTION OF SECURITIES

     Common  Stock

     Millennium is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 25,000,000 shares of common stock, par value $.0001 per share. As of October 3, 2002, 23,957,714 shares of common stock were issued and outstanding.

     All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Millennium. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

     Preferred  Stock

     As of October 3, 2002, 500,000 shares of Series A Preferred Stock have been authorized for issuance to George Balis and Ardis Balis. To date, these shares have never been issued. The Series A preferred shares have rights to dividends, rights with respect to liquidation and other rights equivalent to those of holders of our common stock except that each share of Series A Preferred Stock entitles the holder to ten (10) votes with respect to all matters to be voted on by shareholders.

     Our Certificate of Incorporation, as amended, authorizes us to issue 10,000,000 shares of preferred stock, in one or more classes or series, without the approval of our shareholders. Such preferred stock may have such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might afford holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock. Our directors could use this authority, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Millennium. Other than the common stock and preferred stock, Millennium is not authorized to issue any other class of capital stock.

                    RECENT SALES OF UNREGISTERED SECURITIES

     In November, 1999, Millennium issued 350,000 shares of Common Stock to Ardis Balis and 350,000 shares to George Balis both at $.10 per share for services rendered by each of them as officers and directors of Millennium during 1999. Additionally, Millennium issued 400,000 shares of Common Stock at par value ( $.0001 per share) to be in compliance with the terms of the anti-dilution agreement executed concurrent with the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act since they were issued solely to members of management and directors of Millennium. Also in November, 1999, Millennium issued 50,000 shares of Common Stock for financial and business consulting services rendered, which such services were valued at $5,000, or $.10 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

     In June 2000, prior to the 1 for 12 reverse split of Millennium's common stock, Millennium issued an aggregate of 1,923,000 shares of its common stock to certain consultants in consideration for computer, internet, web-site work, video, photographic and product design and packaging services rendered, which services were valued at a price of $.10 per share, or $192,300. In addition, 1,923,000 shares of its common stock were issued to Ardis Balis at par value ($.0001 per share) in compliance with the terms of the anti-dilution agreement executed concurrent with the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act.

     In June 2000, prior to the 1 for 12 reverse split of Millennium's common stock, as compensation for serving on the Board of Directors, Dan Gorczycki, Louis Tallarini and John Rissi were issued 75,000, 225,000 and 375,000 shares of common stock respectively. In addition, Messrs. Gorcycki, Tallarini and Rissi were each issued warrants to purchase 6,250 shares of common stock at an exercise price of $.50 per share.

     In October 2000, Millennium sold 4,000,000 shares of its common stock at a price of $.25 per share in a private placement pursuant to a registration statement filed with the State of Georgia, which transaction was exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof. The 4,000,000 shares were sold to seven accredited investors for $562,500 in cash and $437,500 principal amount of 10% promissory notes due January 1, 2001, which have been extended by mutual agreement to September 30, 2003.

     In January 2001, prior to the 2 for 1 forward split of Millennium's common stock, Dan Gorczycki, Louis Tallarini, John Rissi and George Balis were issued 75,000, 75,000, 375,000 and 75,000 shares of common stock respectively as compensation for serving on the Board of Directors. 150,334 shares were issued to certain consultants valued at $.10 per share in consideration for marketing and computer internet and web-site consulting services rendered. 4,952,334 shares of common stock were issued to Ardis Balis at par value ( $.0001 per share) to be in compliance with the terms of the anti-dilution agreement executed concurrent with the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act.

     On April 3, 2001, pursuant to an Agreement and Plan of Reorganization (the "BC Acquisition Agreement") we acquired all the outstanding shares (the "BC Shares") of common stock of Blue Capital Associates, Inc. ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of our common stock (the "BC Acquisition").

     On February 15, 2002, we issued a 12% convertible promissory note to the Hayde Revocable Family Trust. Pursuant to the note, the principal amount of $25,000 plus interest at 12% per annum is due and payable on February 15, 2003. The holder has the option to convert the principal amount of the note into shares of our common stock. The conversion price for the note is $.02 per share. However, should we at any time issue, during the term of the note, any additional shares of our common stock at a price per share less than $.02, the conversion price shall be reduced pursuant to the anti-dilution provisions of the note.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our charter provides that no director shall be personally liable to us or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by Delaware law. Delaware law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that such provisions do not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to a corporation or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any payment of a dividend or approval of a stock purchase which is illegal under
Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. A principal effect of this provision of our charter is to limit or eliminate the potential liability of our directors for monetary damages arising from any breach of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

          Our charter and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

(a)   Previous  independent  accountants

     (i) On December 30, 1999, we dismissed Vlahakis & Associates, CPA as our independent accountant.

     (ii) The report of Vlahakis & Associates, CPA on the consolidated financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

     (iii) Our Board of Directors participated in and approved the decision to change independent accountants.

     (iv) In connection with its audit for the fiscal year December 31, 1998 and for the year ended December 31, 1999 and through September 30, 2000, there have been no disagreements with Vlahakis & Associates, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Vlahakis & Associates, CPA would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

     (v) We have requested that Vlahakis & Associates, CPA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b)   New  independent  accountants

     (i) We retained Paritz & Company P.A. as our new independent accountants as of January 1, 2000. During the fiscal years ended December 31, 1999 and December 31, 1998 and through January 1, 2000, the Registrant has not consulted with Paritz & Company P.A. on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor. We authorized Vlahakis & Associates, CPA. to respond to any and all inquiries of the successor accountant.

ITEM  5.     OTHER  EVENTS

     Successor  Issuer  Election.

     Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

ITEM  7.     FINANCIAL  STATEMENTS


MILLENNIUM  DIRECT,  INC.  AND  SUBSIDIARIES

INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

================================================================================

                                                                     PAGE

CONSOLIDATED  FINANCIAL  STATEMENTS  AS  OF  AND
FOR  THE  YEARS  ENDED  DECEMBER  31,  2000  AND  2000:

     Independent  Auditors'  Report                                   FS-2

     Balance  Sheets  -  December 31, 2001 and 2000                   FS-3

     Statements  of  Changes  in  Stockholders'  Equity
     For  The  Years  Ended  December  31, 2001 and 2000              FS-4

     Statements  of  Operations  For  The  Years  Ended
     December  31,  2001  and  2000                                   FS-5

     Statements  of  Cash  Flows  For  The  Years  Ended
     December  31,  2001  and  2000                                   FS-6

     Notes  to  Financial  Statements                           FS-7  - FS-14

     Unaudited Consolidated Financial Statements As of
     And For The Quarterly Period Ended June 30, 2002           FS-15 - FS-20

                          INDEPENDENT AUDITORS' REPORT




Board  of  Directors
MILLENNIUM  DIRECT,  INC.  AND  SUBSIDIARIES
Mahwah,  New  Jersey


     We have audited the accompanying consolidated balance sheet of MILLENNIUM DIRECT, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000 and the related consolidated statements of changes in stockholders' equity, operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MILLENNIUM DIRECT, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                         PARITZ  &  COMPANY,  P.A.


Hackensack,  New  Jersey
April  2,  2002

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
================================================================================

                                                                                  ------DECEMBER  31,-----
                                                                                       2001      2000
                                              ASSETS


CURRENT ASSETS:
  Cash                                                                            $   43,468  $  371,144
  Accounts receivable                                                                  1,477           -
  Inventories                                                                         32,105           -
                                                                                ------------- ------------
          TOTAL CURRENT ASSETS                                                        77,050     371,144
                                                                                ------------- ------------


Property and equipment, net of accumulated
  depreciation of $17,178 in 2001 and $14,075 in 2000                                  1,901       5,004
                                                                                ------------- ------------


OTHER ASSETS:
  Intangible assets, net of accumulated amortization
   of $1,100,450 in 2001 and $830,850 in 2000                                        116,290     385,900
  Video costs                                                                        262,583     262,582
  Officer loan receivable                                                            311,304     352,114
                                                                                ------------- ------------
          TOTAL OTHER ASSETS                                                         690,177   1,000,597
                                                                                ------------- ------------


TOTAL ASSETS                                                                    $     769,128  $1,376,745
                                                                                ============= ============


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accrued expenses                                                              $             $   79,800
  Note payable, current portion of long-term debt                                    230,000     230,000
                                                                                ------------- ------------

          TOTAL CURRENT LIABILITIES                                                  230,000     309,800
                                                                                ------------- ------------


LONG-TERM DEBT                                                                       285,000     285,000
                                                                                ------------- ------------

TOTAL STOCKHOLDERS' EQUITY                                                           254,128     781,945
                                                                                ------------- ------------


 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $    769,128  $1,376,745
                                                                                ============= ============

================================================================================
                        See notes to financial statements

                    MILLENNIUM DIRECT INC., AND SUBSIDIARIES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2001 AND 2000
================================================================================





                                                     ADDITIONAL
                                           COMMON     PAID-IN     ACCUMULATED   SUBSCRIPTION
                                 SHARES     STOCK     CAPITAL      DEFICIT       RECEIVABLE     TOTAL

BALANCE DECEMBER 31, 1999      1,410,264       845      $2,732,972  $(1,532,997)               $1,200,820
Net loss                                                             (1,192,905)               (1,192,905)
Common stock issued:
 Sales                         8,000,000          400      999,600                  (437,500)     562,500
 Issuance for services         7,692,000          385      211,145                                211,530
                              -----------  -----------  ----------  ------------ ------------- -----------
BALANCE DECEMBER 31, 2000     17,109,956        1,630    3,943,717   (2,725,902)    (437,500)   781,945
Net loss                                                               (665,727)               (665,727)
Common stock issued:
 Issuance in connection with
 merger                        1,162,090          116      116,093                              116,209
 Issuance for services         5,702,668          568       21,133                               21,701
                              -----------  -----------  ----------  ------------ ------------- -----------
BALANCE DECEMBER 31, 2001     23,974,714        2,314   $4,080,943  $(3,391,629)  $ (437,500)  $254,128
                              ===========  ===========  ==========  ============  ===========  ===========

==========================================================================================================


                         See notes to financial statements
                                      FS-4

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

                                   YEAR  ENDED  DECEMBER  31,
                                         2001       2000

SALES                                   $20,620         $    -

COST OF GOODS SOLD                        16,680             -
                                       ----------  ------------


GROSS PROFIT                               3,940             -
                                       ----------  ------------


COSTS AND EXPENSES:
  Selling and marketing expenses          58,097       306,119
  General and administrative expenses    495,361       905,045
  Interest income                             --       (18,259)
  Impairment loss                        116,209            --
                                       ----------  -----------

TOTAL COSTS AND EXPENSES                 669,667     1,192,905
                                       ----------  ------------


NET LOSS                               $(665,727)  $(1,192,905)
                                       ==========  ============



BASIC LOSS PER SHARE                   $    (.02)  $      (.07)
                                       ==========  ============

DILUTED LOSS PER SHARE                 $    (.02)  $     (.07))
                                       ==========  ============

================================================================================

                        See notes to financial statements

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

===============================================================================================

                                                                    YEAR  ENDED  DECEMBER  31,
                                                                      2001         2000

OPERATING ACTIVITIES:

Net loss
                                                                     $(665,727)  $(1,192,905)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                                   272,711       246,686
       Common stock issued for services                                 21,701       211,530
       Reserve for product returns                                           -
  Changes in operating assets and liabilities:
       Accounts receivable                                              (1,477)
       Inventories                                                     (32,105)
       Accrued expenses                                                (79,800)
                                                                     ----------  ------------
NET CASH USED IN OPERATING ACTIVITIES                                 (484,697)     (734,689)
                                                                     ----------  ------------


INVESTING ACTIVITIES:
  Investments                                                                -             -
  Acquisition of property, plant and equipment                               -        10,498
  Acquisition of intangible assets                                           -             -
  Acquisition of video costs                                                 -             -
                                                                     ----------  ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                          -        10,498
                                                                     ----------  ------------


FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net of subscription  received    116,209       562,500
  Proceeds from issuance of long-term debt                                   -       285,000
  Increase (decrease) in stockholder loans                              40,812       (94,541)
                                                                     ----------  ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                              157,021       752,959
                                                                     ----------  ------------


INCREASE(DECREASE)  IN CASH                                           (327,676)       28,768

CASH - BEGINNING OF YEAR                                               371,145       342,376
                                                                     ----------  ------------


CASH - END OF YEAR                                                   $  43,469    $  371,144
                                                                     ==========  ============
=============================================================================================

                        See notes to financial statements
                                      FS-6

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001
================================================================================


1.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES


PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of Millennium Direct, Inc ("Millennium"), and its subsidiary, which is wholly owned. All material inter-company balances and transactions have been eliminated.

BUSINESS  DESCRIPTION

Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL") (see Note 3), a company which develops, markets and distributes anti-aging skin care products. On November 18, 2000, KRI changed its name to Millennium Direct, Inc.

Millennium currently operates two divisions; educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).

USES  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS

The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair market value because of the short maturity.

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

================================================================================

REVENUE  RECOGNITION

Revenue from product sales is recognized at the time the product is shipped by the marketer's fulfillment center to the end user. Orders are received by the marketer who records the credit card information of the purchaser for processing. Orders are then sent to the fulfillment center for shipping. Title to the goods remains with the Company until the time that the product is shipped. Since the Company retains title to the merchandise and bears the risk of loss until shipment, all sales are recorded on a gross basis. The marketer is only then paid after the goods are shipped and the Company receives the payment.

Management provides for returns and warrantee costs based upon historical amounts and management's estimate of potential future claims. Defective products are either replaced by the Company at the customer's request or a refund is issued upon return of the product. Such returns are charged against the reserve for returns that is reviewed by management on an ongoing basis. No provision for returns has been made for the years ended December 31, 2001 and 2000 due to the lack of sales in this period.

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

The allowance for doubtful accounts is based upon historical amounts and management's estimates of future potential losses. Management believes that since most sales are credit card sales to the end user, no reserve is required. As of December 31, 2001 and 2000 there was no balance in the accounts receivable account and, accordingly, no provision for doubtful accounts has been made.

INVENTORIES

     Inventories are valued at the lower of cost (determined on the first-in, first-out basis) or market (replacement cost).

PROPERTY  AND  EQUIPMENT  AND  DEPRECIATION

Property and equipment are stated at cost. Major additions, improvements and renewals, which substantially increase the useful lives of assets, are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred.

Depreciation is provided for both financial reporting and income tax purposes using the straight-line and accelerated methods.

VIDEO  COSTS

Video consists are stated at cost, less accumulated amortization. Video production costs and expenses based on the ratio of the current period's revenues to estimated total gross revenues from all sources on an individual production basis. Included in these costs are, among others, film crews, cameramen and assistants, scouts, writers, directors, sound crew, catering, production assistants, transportation costs, studio fees, recording fees, composers, narrators and administrative expenses. These costs are capitalized into the final cost of a video production and will be expenses when sales commence.

Estimates of total gross revenues can change due to a variety of factors, including the level of market acceptance of the video products. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted accordingly.

No amortization expense has been charged against these costs, as the revenue is projected to commence in the second quarter of 2001.

The Company has not yet adopted SOP 00-2 for the periods contained in the accompanying financial statements. SOP 00-2 requires, among other things, that revenue from the sale or licensing of movies, videos and similar products, be recognized when certain conditions are satisfied. The Company, at present, sells its videos directly to consumers or through a distributor. Revenue from these individual video sales are recognized upon the delivery to and payment by the customer. Accordingly, adoption of SOP 00-2 will not have a material effect upon the financial statements.

================================================================================

INTANGIBLES

Goodwill and intangibles represent the excess of cost over the fair value of the intangibles acquired and are amortized over three years for trademarks, patents and product development costs. Goodwill is amortized over five years using the straight-line method.

RESERVE  FOR  PRODUCT  RETURNS

The Company has established a reserve for product returns based upon 7.5% of gross sales. This reserve is based upon management's estimates of the product returns during any substantial marketing programs. For the years ended December 31, 2001 and 2000 this amount was $0. No reserve was established for the years ended December 31, 2001 and 2000 due to the lack of substantial sales.

DEFERRED  INCOME  TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some potion of the deferred tax asset will not be realized.

EARNINGS  PER  SHARE

in 1998, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per share", which required retroactive adoption. The new standard simplifies the computation of earnings per share and requires the presentation of basic and fully diluted earnings per share. Basic income per share amounts are based upon the weighted average number of shares of common stock outstanding during the years presented. Diluted earnings per share amounts are based on the weighted average number of shares of common stock and stock options outstanding during the years presented.

COMPREHENSIVE  INCOME  (LOSS)

Effective  January  1, 1998, the Company adopted the provisions of SFAS No.
130, "Reporting Comprehensive Income", which modifies the financial presentation of comprehensive income and its components.

STOCK  BASED  COMPENSATION

SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") encourages, but does not require companies to record compensation costs for stock-based employee compensation. Millennium has chosen not to adopt SFAS 123 and to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Stock issued in exchange for services rendered are valued based upon the fair market value of the goods or services received in exchange for the stock.

During the years ended December 31, 2001 and 2000, the Company did not grant any stock options and there were no options exercised or canceled during the same periods. As of both December 31, 2001 and 2000, there were no outstanding stock options and a valuation pursuant to the Black-Scholes option pricing method is therefore not required.

The Company applies APB 25 in accounting for its stock plans and accordingly, no compensation costs have been recognized in the accompanying financial statements. Since no options were granted, exercised or canceled during these periods, there would be no difference from the reported amounts to those that would be shown in a pro forma fashion utilizing the Black-Scholes option pricing method.

================================================================================

IMPAIRMENT  OF  LONG-LIVED  ASSETS

Millennium accounts for the impairment of long-lived assets in accordance with SFAS No. 121 which requires that long-lived assets and identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable (see Note 4).

2     SEGMENT  INFORMATION

In 2000, the Company adopted SFAS No. 131, which requires the reporting of segment information using the "management approach" versus the "industry approach" previously required by SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise".

Based on information provided to the Company's chief operating decision maker for purposes of making decisions regarding allocating resources and assessing performance, the Company's operations have been classified into two operating segments that are strategic business units offering distinctive products and services that are marketed through different channels.

The two operating segments are: (1) sales of advanced formula skin care products and (2) development, production and sale of educational and entertaining videos for the toddler and children's market.

The Company's accounting policies for segments are the same as those described in Note 1, "Summary of Significant Accounting Policies". Management evaluates segment performance based on segment operating income or loss.

Summarized financial information of the Company's continuing operations by business segment is as follows:

                                                       2001            2000
     NET  REVENUE:
         Skin care products                        $     20,620     $         -
         Children's videos                                    -               -
                                                   ------------     ------------
          TOTAL                                    $     20,620     $         -
                                                   ============     ============


     OPERATING  INCOME:
          Skin care products                         $(529,118)      (1,270,358)
          Children's videos                            (51,726)         (95,618)
                                                    ------------    ------------
           TOTAL                                    $ (580,844)     $(1,365,976)
                                                    ============    ============

     TOTAL  ASSETS:
          Skin care products                        $  891,046      $ 1,561,663
         Children's videos                             262,582          262,582
                                                    ------------    ------------
            TOTAL                                   $1,156,628      $ 1,510,620
                                                    ============    ============

================================================================================

3     BUSINESS  ACQUISITION

On February 1, 1998, Millennium, through a wholly-owned subsidiary, acquired substantially all of the assets of UDL (the "Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 restricted shares of common stock valued at $816,750. Concurrent with the Acquisition, Millennium executed a letter agreement which granted to the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain her interest in Millennium, pending a public offering of Millennium's securities registered with the Securities and Exchange Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by the Chairman and Chief Executive Officer of Millennium and her husband. The excess of the consideration paid over the fair value of assets acquired, along with their related straight-line amortization periods, were:

                                AMORTIZATION
                             AMOUNT     PERIOD

     Trademarks            $  520,750          3  years
     Product  development     260,000          3  years
     Patents                   58,000          3  years
     Goodwill                 378,000          5  years
                           -----------
                           $1,216,750
                           ===========
4     INTANGIBLES

The Company examines the carrying value of its intangible assets in accordance with SFAS No, 121, to determine whether there are any impairment losses. Considerable management judgement is necessary to estimate the fair value of these assets. Accordingly, the realized value of these assets could vary significantly from management's estimates.

Management has utilized the sales projections provided by its new marketer and video distributors in order to evaluate the potential revenues from the identified intangibles. Pursuant to these projections, as well as management's analysis of certain prior years' marketing efforts, the Company expects to produce substantial revenue and cash flow from the intangible assets over the next three years. This decision was arrived at based upon a discounted cash flow analysis based upon the sales projections. Although management recognizes that these assets have not produced any significant revenue during the period covered by these financial statements, management attributes this to a change in marketer and the time involved in production and testing of its new infomercial and related marketing efforts.

In April 2001, the Company acquired all of the issued and outstanding stock of Blue Capital Associates, Inc. in exchange for stock valued at $116,206. The acquisition represented a public shell corporation and as such, the Company determined that there was no future value to this acquisition and has therefore provided for an impairment loss in the amount equal to the consideration paid for the shares.

================================================================================

5     LONG-TERM  DEBT

The notes bear interest at 8 1/2% per annum and are payable fifty percent of the outstanding principal plus the accrued interest on the entire balance in December 2001 with the balance of the remaining principal along with any accrued interest payable in December 2002. As of December 31, 2000, the total debt amounted to $230,000. Additional proceeds of $285,000 were received during 2001 and the entire balance was currently payable as of December 31, 2001. As of December 31, 2001, the amounts due under the terms of these notes were unpaid. Pursuant to certain default provisions, the entire balance is classified as current. The Company is currently in negotiations to extend the due date of these notes.

In the event of a default by the Company, any remaining balance at the time of the default is due and payable immediately. Upon such default, the note holder shall receive the right to convert any portion of the outstanding principal into common shares of the Company at a conversion price of $.50 per share. The note holder would also, upon default, be entitled to, among other things, an increased interest rate of approximately 11% per annum, additional payments of ..15% of annual gross sales for two years and the issuance of warrants to purchase one share for each dollar of the initial principal amount.


6     NET  LOSS  PER  SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for each year. The weighted average number of shares used to compute basic loss per share for the years ended December 31, 2001 and 2000 were 1,899,505 and 6,786,300 respectively.

Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year plus, for 2000 and 1998, the incremental shares that would have been outstanding had the Company been required to issue additional shares pursuant to the Anti-Dilution Rights. In 2001 and 2000, issuance of shares pursuant to these rights would have been anti-dilutive and, therefore, were not considered in the computation of diluted loss per share. These shares total 123,617 shares for 2001 and 97,917 shares for 2000. As a result, for the years ended December 31, 2001 and 2000 diluted loss per share equals basic loss per share.

7     COMMITMENTS

In September 2000, the Company terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). As part of the termination agreement, Millennium and the Previous Marketer agreed that the Previous Marketer would continue to sell on behalf of Millennium. Previous Marketer's possession. There is no deadline for this sale of remaining inventory, but the Previous Marketer continues to have an obligation to report all sales to Millennium, which has retained audit rights with respect to such inventory. In June, 2000, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

During November 2000, the Company entered into a new marketing and related production agreement with a new marketing company to market the Company's Theracel product line. The marketer is to develop direct response television advertising and will also perform certain manufacturing, warehousing and production activities. In connection with this agreement, the Company granted the Marketer certain incentive based stock options. The options are exercisable for a period of up to five years following the completion of a "performance year" as defined in the Agreement. This Agreement allows the Marketer to acquire up to 1,350,000 shares at prices ranging between $.50 and $1.50.

================================================================================

8     RELATED  PARTIES

The Company leases its office space, on a month-to-month basis, from a stockholder. For 2001 and 2000, the Company recorded rent expense under these leases of approximately $29,800 and $36,000, respectively.


9      INCOME  TAXES

The tax effect of the only item comprising the Company's net deferred tax position as of December 31, 2001 and 2000 (see Note 1) is as follows:

                                                           2001       2000

  Future  tax  benefit  resulting  from  the
  availability  of  net operating loss carryforwards      $527,000   $ 620,000

  Less valuation allowance                                (527,000)   (620,000)
                                                         ----------  ----------

  Net deferred tax                                        $      0    $      0
                                                         ==========  ==========

As of December 31, 2001 the Company has $2,997,000 of net operating loss carryforwards available to offset future taxable income. These carryforwards expire as follows:

                          2002                  $   100,100
                          2003                      768,000
                          2004 and thereafter     2,128,900
                                                ------------
                                                $ 2,997,000
                                                ============

10     STOCKHOLDERS'  EQUITY

On  June  30, 2000, the Company declared a 1 for 12 reverse stock split. In
March 2001, the Company declared a 2 for 1 stock split.   Retroactive effect has
been  given  to  these  stock  splits  in the accompanying financial statements.

Millennium is authorized to issue an aggregate of 25,000,000 shares of common stock, par value $.0001 per share and 10,000,000 blank check preferred shares.

COMMON  STOCK

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Millennium. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payments of all liabilities, The shareholders do not have cumulative or preemptive rights.

================================================================================

PREFERRED  STOCK

The Board of Directors is authorized, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time, the number of shares to be included in each such series, to fix the voting powers, designations, preferences and rights, and the restrictions of those preferences and rights, of the shares of each such series and to increase, or decrease such series then outstanding, the number of shares of any such series without further vote or action by the stockholders. The Board of Directors is authorized to issue Preferred Stock with voting, conversion, and other rights and preferences which could adversely affect the voting power or other rights of holders of common stock.

11.     SUBSEQUENT  EVENT

In November, 1999, the Company entered into a Production Services and Marketing Agreement with Hawthorne Direct, Inc. ("Hawthorne"). This agreement expired pursuant to its terms in July 2001. However, Hawthorne continued to operate under this agreement. In May 2002, the Company decided to end the discussions with Hawthorne and entered into a new Production Services, Marketing Services and Distribution Agreement (the "Production Agreement") with Impact Product Development, Inc. ("Impact"). Neither the Company nor Hawthorne have any remaining rights, liabilities or obligations to the other under the terms of the expired agreement.

Under the Production Agreement, the Company expects to sell all of our skin care products directly to consumers through direct response television advertising. The Production Agreement grants Impact the exclusive rights to market and distribute the skin care products for a period of one year following the date of the initial media test of a new infomercial. The initial media test has not yet been conducted. The Company anticipates that the initial media test of the new infomercial will be conducted in November/ December 2002.

The Production Agreement is automatically renewable for one year periods in the event that minium levels of sales are generated by Impact (i.e., 75,000 product units in year one, 100,000 product units in year two and 150,000 product units thereafter - a product unit consists of the five TheraCel products: (1) the pro-cellular formula; (2) day moisturizer; (3) night moisturizer; (4) TheraCel soap; and (5) moisturizer for dry and damaged skin). If such sales levels are not met in any given year, the Production Agreement is automatically terminated without penalty to either party.

Pursuant to the Production Agreement, Impact, among other things, has produced a new broadcast quality direct response television commercial ("Infomercial") for the Company's skin care products. Under the Production Agreement, the Company is required to pay for the Infomercial production costs and media test costs. Impact has agreed to advance the funds necessary to pay for the costs associated with the production, distribution and marketing of the Theracel product. Impact will be reimbursed for these payments from a merchant account into which all revenues earned and received from the sale of the product will be deposited. The Company will make disbursements from the merchant account to pay for any costs associated with marketing and selling the Theracel products including but not limited to production costs, media costs, telemarketing and fulfilment costs, operating expenses and any fees or commissions due to Impact. Once the direct response television campaign is launched, costs are estimated to be approximately $1 million per month during an active campaign.

Under the terms of the Production Agreement, the balance of the merchant account after expenses, fees and other costs are deducted will be distributed to forty-seven and one-half (47.5%) percent to the Company, forty-seven and one-half (47.5%) percent to Impact and five (5%) percent to Infomercial Marketing Partners, LLP, the company that will create the Infomercial. In addition, the Company has agreed to issue one million five hundred thousand (1,500,000) restricted shares of common stock to Impact as additional compensation under the Production Agreement.
                                      FS-14

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
================================================================================


                                                     June  30,   December  31,
                                                        2002       2001
                                                    (Unaudited)  (Audited)
                           ASSETS
CURRENT ASSETS:

Cash
                                                       $ 36,532   $ 43,468
  Accounts receivable                                         -      1,477
  Inventories                                                 -     32,105
  Notes receivable                                            -          -
                                                     ----------- ----------
          TOTAL CURRENT ASSETS                           36,532     77,050
                                                     ----------- ----------


Property and equipment, net of accumulated
  depreciation of $18,730 in 2002 and $17,178 in 2001       349      1,901
                                                     ----------- ----------

OTHER ASSETS:
  Intangible assets, net of accumulated amortization
   of $1,216,750 in 2002 and $1,100,450 in 2001               -    116,290
  Video costs                                           262,583    262,583
  Officer loan receivable                               230,502    311,304
                                                     ----------- ----------
          TOTAL OTHER ASSETS                            493,085    690,177
                                                     ----------- ----------


TOTAL ASSETS                                           $529,966   $769,128
                                                     =========== ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accrued expenses                                     $      -   $      -
  Note payable, current portion of long-term debt       230,000    230,000
                                                     ----------- ----------

          TOTAL CURRENT LIABILITIES                     230,000    230,000
                                                     ----------- ----------

LONG-TERM DEBT                                          310,000    285,000
                                                     ----------- ----------

TOTAL STOCKHOLDERS' DEFICIENCY                          (10,034)   254,128
                                                     ----------- ----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $529,966   $769,128
                                                     =========== ==========


                        See notes to financial statements
                                      FS-15

                    MILLENNIUM DIRECT, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
================================================================================

                                       SIX  MONTHS  ENDED
                                             JUNE  30,
                                          2002        2001

SALES                                    $10,469     $14,630

COST OF GOODS SOLD                         8,230      11,955
                                       ----------  ----------


GROSS PROFIT                               2,238       2,675
                                       ----------  ----------


COSTS AND EXPENSES:
  Selling and marketing expenses          38,977      32,175
  General and administrative expenses    253,642     337,585
                                       ----------  ----------

TOTAL COSTS AND EXPENSES                 292,619     369,760
                                       ----------  ----------


NET LOSS                               $(282,150)  $(357,805)
                                       ==========  ==========



BASIC LOSS PER SHARE                   $    (.01)  $    (.02)
                                       ==========  ==========

DILUTED LOSS PER SHARE                 $    (.01)  $    (.02)
                                       ==========  ==========

                        See notes to financial statements
                                       FS-16

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)
================================================================================




                               THREE  MONTHS  ENDED
                                    JUNE  30,
                                2002       2001

SALES                           $5,666     $6,001
                              ---------  ---------

COST OF GOODS SOLD               4,448      3,909
                              ---------  ---------



GROSS PROFIT                     1,218      2,092
                              ---------  ---------



COSTS AND EXPENSES:

  SELLING AND MARKETING          1,030        787
  GENERAL AND ADMINISTRATIVE    82,122     28,489
                              ---------  ---------

TOTAL COSTS AND EXPENSES        83,152     29,276
                              ---------  ---------


NET LOSS                      $(81,934)  $(27,184)
                              =========  =========


BASIC LOSS PER SHARE          $ ( 0.00)  $  (0.00)
                              =========  =========


DILUTED LOSS PER SHARE        $ ( 0.00)  $  (0.00)
                              =========  =========
           See notes to financial statements
                         FS-17

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)
================================================================================

OPERATING ACTIVITIES:

NET LOSS                                        $(282,150)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET
 CASH USED IN OPERATING ACTIVITIES
       DEPRECIATION AND AMORTIZATION              117,843
  CHANGES IN OPERATING ASSETS AND LIABILITIES:
       ACCOUNTS RECEIVABLE                          1,477
       INVENTORIES                                 32,105
                                                ----------


NET CASH USED IN OPERATING ACTIVITIES           $(130,725)
                                                ----------




FINANCING ACTIVITIES:
  PROCEEDS FROM SALE OF COMMON STOCK               30,000
 DECREASE IN NOTES RECEIVABLE-STOCKHOLDER          80,801
 INCREASE IN LONG TERM DEBT                        25,000
                                                ----------

NET CASH USED IN FINANCING ACTIVITIES           $ 135,801
                                                ----------



DECREASE IN CASH                                $  (6,936)

CASH - BEGINNING OF PERIOD                         43,468
                                                ----------

CASH - END OF PERIOD                            $  36,532
                                                ==========
================================================================================

                        SEE NOTES TO FINANCIAL STATEMENTS
                                       FS-18

                    MILLENNIUM DIRECT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                                  (UNAUDITED)
================================================================================

1     FINANCIAL  STATEMENT

The balance sheet at the end of the preceding year was derived from the audited balance sheet contained in the Company's prior year-end financial statements and is presented for comparative purposes. All other financial statements are unaudited. All unaudited amounts are subject to year-end adjustments and audit, but the Company believes all adjustments, consisting only of normal and recurring adjustments necessary to present fairly the financial condition, results of operations and changes in cash flows for the interim periods, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with published rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the annual audited financial statements for the most recent fiscal year.

The financial statements of Millennium Direct, Inc. are unaudited and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.

2     RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2002 COMPARED WITH
THE  SIX  MONTHS  ENDED  JUNE  30,  2001


Results  of  Operations

Millennium recorded $10,469 in sales for the six months ended June 30, 2002 as compared with sales of $ 14,630 for the previous six months. Millennium's gross profit for these six months was $2,238 and $2,675, respectively. Operating expenses for the six months ended June30, 2002 were $292,619 and $369,760 for the six months ended June30, 2001. The decreased expenses were the result of a decrease in professional fees and advertising expenses incurred. The significant items included in operating expenses for the six months ended June 30, 2002 and 2001 are as follows:

  EXPENSE  DESCRIPTION         JUNE  30,  2002     JUNE  31,  2001
  Advertising                        $38,997          $73,068
  DEPRECIATION AND AMORTIZATION      117,843          136,044
  PROFESSIONAL FEES                   15,532           33,000
  TRAVEL AND TRADE SHOWS              39,241           28,308


     As a result, the net loss was $282,150 for the six months ended June 30, 2002 compared with a loss of $357,805 for the six months ended June 30, 2001. As of June 30, 2002 Millennium had stockholders' deficiency of $(10,034) and stockholders' equity of $254,128 for June 30, 2001. The changes in the stockholders equity were the result of additional investments made by shareholders via the sale of common stock and the issuance of stock to certain directors and consultants and reduced by the net loss.

================================================================================

LIQUIDITY  AND  CAPITAL  RESOURCES

Millennium has financed its operations and met its capital requirements primarily through funds raised in private placements conducted since 1996.
Beginning in 1998 with its acquisition of UDL, Millennium has been able to finance, in part, operations from income. The principal uses of operating cash are to further develop and produce Millennium's children's videos, as well as its skin care products marketed under the Theracel brand. Millennium expects to generate cash flow from operations due to the anticipated direct television marketing of it's TheraCel skincare system. The Company may also seek to raise additional funds through private placements of equity, debt or a combination thereof. In the event that the Company is unable to raise funds through private placements or from operations, Millennium's ability to conduct its operations as planned may become uncertain. These sources of funds, as well as Millennium's existing cash reserves, are projected by management to be sufficient to fund its operations during the next twelve months. Millennium does not intend to incur any substantial research and development costs, acquisitions of assets or the employment of additional persons during the next twelve month period.

                                    EXHIBITS

The  Following  list  describes  the  exhibits  filed  as  part  of  this  Form
8K-12(g)3/A:


Exhibit  Number           Description  of  Document
-------------------       ------------------------------

3.1                       Articles  of  Incorporation of Millennium Direct,
                          Inc.,  as  amended.  (1)

3.2                       Amendments  to  Articles  of  Incorporation  of
                          Millennium  Direct,  Inc.(1)

3.3                       By-Laws  of  Millennium Direct, Inc., as amended. (1)

5.1                       Voting  trust  Agreement  dated July 5, 2000. (1)

6.1 Letter agreement between Millennium Direct and Ardis Boyd dated February, 1998. (1)

6.2 Production Services and Marketing Agreement, dated November 3, 1999 between the Company and Marketer, and related Stock Option Agreement. (1)

6.3                       License  Agreement  for  TheraCel  product dated
                          May 1, 1997.

6.4                       Extension of License Agreement dated May 14, 2002.

6.5                       George Balis Employment Agreement dated
                          January 1,  2001.

6.6                       Ardis Balis Employment Agreement dated
                          January 1, 2001.

6.7 Production Services, Marketing Services, and Distribution Agreement between Millennium and Impact Product Development dated May 8, 2002.

8.1 Acquisition Agreement dated February 1, 1998, by and between UltraDerma, Ltd., and Kid Rom, Inc.

8.2 Agreement and Plan of Reorganization and Merger thereto between Millennium Direct, Inc. and Blue Capital Associates, Inc. dated March 21, 2001. (1)

15.1                      Accountant's  letter  dated  August,  2001.  (1)
--------------------------------------
(1)  Files  as  exhibit  to  Amendment  Number  2  to the Current Report on Form
8-K12g-3/A  filed  with  the  SEC  on  August  7,  2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                     MILLENNIUM  DIRECT,  INC.


                                     By  /s/  George  Balis
                                     ----------------------
                                     George  Balis,  Chief  Executive  Officer
Date:  October  22,  2002

EXHIBIT 6.3



                                    AGREEMENT

BETWEEN: XXXXXXX, a corporation legally constituted under the laws of XXXXXXX, having its head office at XXXXXXX, herein represented by XXXXXXX, its president, duly authorized as he so declares;

(hereinafter  referred  to  as:  "XXXXXXX")

AND: ULTRADERMA, LTD., a duly and legally constituted corporation under the laws of the United States having its head office in New York City, 19 West 76th
Street, New York, NY 10023, hereinafter represented by Ardis M. Boyd, its president, duly authorized as she so declares;

(hereinafter  referred  to  as:  "ULTRADERMA")

WHEREAS XXXXXXX is a company which develops, manufacturers and commercializes worldwide active cosmetic ingredients and nutritional supplements;

WHEREAS XXXXXXX has agreed to sell to ULTRADERMA and ULTRADERMA has agreed to purchase from XXXXXXX a certain cosmetic product in bulk for private labeling described as "TEST Lot 4" ("the product") at the terms and conditions hereinafter described;

THE  PARTIES  AGREE  TO  THE  FOLLOWING:

     1. XXXXXXX hereby agrees to sell to ULTRADERMA and ULTRADERMA agrees to purchase from XXXXXXX the product subject to the conditions described in Schedule 1 for a period of five (5) years.

     2. During the term of this Agreement, XXXXXXX grants to ULTRADERMA the exclusive right to market, distribute and sell the product in North America under its own private label, or otherwise as ULTRADERMA shall determine, and is at liberty to sell the product to the rest of the world. Notwithstanding, XXXXXXX will have the right to sell the Product under a name other than ULTRADERMA and THERACEL outside the domain of North America.

TERMS  OF  THE  AGREEMENT:

     1. This Agreement shall come into effect on its date of execution and shall continue in full force and effect, unless terminated earlier in accordance with the terms set out here until May 1st, 2002, and such term may be extended for another five (5) year second period upon notice from ULTRADERMA prior to May 1, 2002 provided UltraDerma purchases a minimum of $500,000 US dollars of inventory from XXXXXXX before the end of each contract year.

     2. ULTRADERMA agrees to defend and hold XXXXXXX harmless from any and all claims, demands, damages and costs (included attorney's fees), arising out of any damage, personal injury, or other consequences occurring resulting directly or indirectly out of the possession, use, marketing, distribution, advertising, promotion or sale of the Product distributed, sold or supplied by ULTRADERMA. The foregoing shall not apply if such claim, demand, damage or cost is the result of a defect in the product sold to ULTRADERMA by XXXXXXX.

     3. XXXXXXX warrants that its product has been manufactured according to its quality standards and is reasonably fit for the purpose for which it is sold to ULTRADERMA based on the results of the studies performed by XXXXXXX. The ingredients of the product are stated in the Technical Data Sheet as are its standard specification.

     4. The product is being supplied to ULTRADERMA with no other warrants of any kind, express or implied, including any warranty or merchantability or that it is free from the rightful claim of any third party, by way of infringement of the like. XXXXXXX makes no representations that the use of the product will not infringe any patent or proprietary rights of any third parties.

CONFIDENTIAL  TREATMENT:

     1. ULTRADERMA and XXXXXXX undertake to keep and treat as confidential as that to disclose to any other party, any information relating to the business or trade secrets, including without limitation patents, patents, copyrights, industrial and industrial and intellectual property rights, marketing plans and business strategies, of the other party, nor make use of such information for any purpose whatsoever, except for the purpose of this Agreement, it continuance or enforcement, provided that the forgoing obligation shall not extend to this Agreement which is: a) in or comes into the public domain other than breach of this Agreement; b) in the possession of one party of this Agreement prior to receipt from the other party which possession can be evidenced in writing; c) received bona fide by one party to this Agreement from some other person or entity which is not party to this Agreement and where that other party of this Agreement or entity has not received the information directly or indirectly from the other party to this Agreement.

The obligations under this Article are binding on both parties for the duration of this Agreement and subsequent to its termination thereof and each party shall so bind its directors, officers and employees.

NOTICES:

     1. All notices, requests, demand or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one part to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows: (a) to XXXXXXX at XXXXXXX; Telephone Number XXXXXXX and telecopie XXXXXXX;
          (b) to ULTRADERMA at 19 West 76th Street, New York, NY USA 10023, Telephone Number (212) 877-5889 and Fax (212) 579-5868.

GOVERNING  LAWS:

This Agreement shall be governed by and construed in accordance with the laws of the City and State of New York and each of the parties hereto agrees to conform and to submit to the jurisdiction of the Courts in the City of New York.

IN WITNESS WHEREOF, the parties have duly executed this distribution Agreement as of the date below:


XXXXXXX                                    ULTRADERMA,  LTD.

Per:  /s/  XXXXXXX                         Per:  /s/  Ardis  M.  Boyd
      ----------------                          ------------------------
      XXXXXXX,  President                       Ardis  M.  Boyd, President



Date:     May  1,  1997

EXHIBIT 6.4

                                    ADDENDUM
                                    --------

          Reference is made to the Agreement between XXXXXXXXXXXXXXX (XXXXXXXXX), herein represented by XXXXXXXXX, its President and ULTRA DERMA, LTD., herein represented by Millenium Direct, Inc.

          The terms of the Agreement as set forth in Part 1 is hereby extended so that the term of the Agreement shall run for an additional extended period of three (3) years.

          It is understood that Millenium Direct, Inc. is successor in interest to ULTRA DERMA, LTD. and has the same rights and liabilities under the Agreement as if it were ULTRA DERMA, LTD.


XXXXXXXXXXXXXXXXXX                   MILLENIUM  DIRECT,  INC.



Per:  XXXXXXXXXXXX                    Per:  /s/  Ardis  M.  Balis
      ------------                        -----------------------
       XXXXXXXXXXXX                           Ardis  M.  Balis
       President                              President

Date:     May  14,  2002

EXHIBIT 6.5

   EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 1st day of January, 2001, by and between Millennium Direct, Inc., a Delaware corporation (the "Company"), with principal offices at HCR-30A, North Blenheim, New York 12131 and George Balis, residing at HCR-30A, North Blenheim, New York 12131 ("Balis ").


     Whereas, the Company (i) owns and/or controls certain confidential information and know how relating to the manufacture of ant-aging skin care products and has the exclusive right to sell said products; and (ii) is a producer of children's videos; and


     Whereas, the Company desires to employ Balis and Balis desires to be employed by the Company on the terms and conditions herein provided; and


     NOW THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


     1. Term of Employment. The term of Balis's employment with the Company shall be for a term of three years, commencing on the date hereof, subject to earlier termination as hereinafter provided. The term will automatically be renewed for additional one (1) year periods unless the Company gives notice to Balis at least six (6) months prior to the expiration of this Agreement and at least six (6) months prior to the expiration of any automatic extensions hereof, that it does not intend to renew this Agreement.


     2. Duties of Employee. Balis shall be employed as Chairman and Chief Executive Officer of the Company with duties and responsibilities consistent therewith. In such capacity, and except for illness, disability, reasonable vacation periods and reasonable leave of absence, Balis shall devote his full business time, ability and attention to the performance of his duties hereunder, subject at all times to the direction of the Board of Directors of the Company, and use his best efforts, skill and abilities to discharge his responsibilities hereunder and to promote the business and interests of the Company and the Company's subsidiaries and the Company shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services and advice of Balis and Balis shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business; provided, however (i) Balis shall be entitled to be employed by and serve as an officer and director of any subsidiary of the Company or any Company in which a majority of the shares of outstanding capital stock are owned by Balis and/or Ardis Boyd ("Boyd"); and (ii) nothing contained in this section shall be deemed to prevent or to limit the right of Balis to invest any of his money in the capital stock or securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.


     During the term of this Agreement Balis will consult with and keep the Company's Board of Directors fully informed of developments as they relate to the business of the Company.


     Consistent with his duties, Balis shall have the right on behalf of the Company to (a) designate, consistent with the personnel requirements of the Company, any and all employees and personnel which he deems necessary for the proper conduct of the business of the Company; and (b) hire and fire all Company personnel.

     The Company intends and shall use its best efforts to cause Balis to be elected as a director of the Company. If so elected as a director of the Company or any of its subsidiaries or affiliates, Balis shall serve in such capacity without additional compensation.


     3. Trade Secrets. Balis shall not at any time during the term of this Agreement, in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity in any manner whatsoever, any information concerning matters affecting or relating to the specific and unique business of the Company, including without limitation, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data, provided however, that such information will not be deemed confidential if such information was known in the industry in which the Company and its subsidiaries operates without a breach by Balis of this Section. The Company and Balis specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this section shall be a material breach of this Agreement.


     4.  Trade  Secrets  After  Termination  of Employment.  All of the terms of
Section 3 of this Agreement shall remain in full force and effect for the period of six months after the termination of Balis's employment for any reason and during such six month period, Balis shall not make or permit the making of any public announcement or public statement of any kind disparaging the Company except to the extent that such disclosure is required as a matter of law.


     5. Compensation. As compensation for all of the services to be rendered by Balis in any capacity hereunder to the Company, it is agreed as follows:

          a. The Company shall pay to Balis an annual salary equal to Sixty ($60,000) Thousand Dollars, payable in equal bi- weekly installments.


          b. Balis, at the Company's expense, shall be entitled to participate in the health insurance and hospitalization program currently in effect for the Company's senior executives and officers when the Company has such programs in effect.


          c. The Company, at its expense, shall, at such time as it is financially capable, provide Balis with term life insurance during the term of this Agreement in the amount of $100,000, providing however, that Balis is insurable in such amount at normal rates for an individual of his age and sex. Anything to the contrary herein notwithstanding, the Company shall not be obligated to pay annual premiums for said life insurance in excess of Three Thousand ($3,000) Dollars per annum.


          d. The Company shall reimburse Balis for all reasonable expenses incurred in connection with his employment and duties hereunder upon the submission of appropriate vouchers therefor and other supporting data.


          e. Balis shall be entitled to vacation time of four (4) weeks with full pay.


     6. Termination of Employment for Cause. The employment of Balis provided hereunder may be terminated by the Company for cause only. For purposes of this Agreement, the definition of cause shall include the following:(a) any material misrepresentation by Balis in this Agreement; (b) habitual insobriety, or drug use by Balis while performing his duties hereunder; (c) theft or embezzlement arising from his employment under this Agreement; (e) theft or embezzlement from the Company or any other material acts of dishonesty; (f) conviction of a crime (other than traffic violations and minor misdemeanors); (g) gross negligence;

(h) a material breach of this Agreement; (i) the total physical disability of Balis for a period or periods aggregating one hundred eighty (180) days in any twelve month period from the inception of this Agreement and two hundred seventy
(270) days in any consecutive twenty four (24) month period; and (j) the violation by Balis of any of the terms of this Agreement. Termination under this paragraph 6 shall be without notice and with compensation to Balis only to the date of such termination.


     7. Disability. If Balis is disabled, as set forth in paragraphs 6(i) of this Agreement, the Company shall until he is terminated, pay Balis his fixed salary and Balis shall be entitled to a pro-rata portion of the bonus for and with respect to the fiscal year in which the termination of his employment occurs. Any payments to Balis under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the amount of the fixed salary payable by the Company under this Agreement.


     8. Termination by Death. If Balis dies before his employment with the Company is terminated, the payments to which Balis would then have been entitled under this Agreement, including bonus payments, up to the date of his death, shall be paid to his estate. Bonus payments shall be paid to Balis 's estate, no later than one hundred twenty (120) days after the end of the applicable fiscal year, on a pro-rata basis, based on the number of days of employment in the fiscal year to the date of his death as certified by the Company's accountants. The amount of any life insurance provided by the Company to Balis and payable to Balis 's estate or designated beneficiary as a result of Balis 's death shall not, however, to any extent, reduce the amount of compensation (whether fixed salary or bonus) payable by the Company to Balis under this Agreement.


     9. Representations of Balis. Balis represents and warrants that he can enter into this Agreement and perform all of the obligations and duties imposed upon him hereby without breach of any agreement to which he is a party or any obligation or restriction imposed upon him or which he is subject.


     10. Restrictive Covenant. Balis agrees that: (a) During the term of his employment, he shall promptly reveal to the Company's Board of Directors all matters pertaining to the Company, its subsidiaries and their business and/or interests; Balis shall not, during the term of his employment, accept similar employment from, or serve in a similar capacity with any other concern which is engaged in a business similar to that conducted by the Company or its subsidiaries; (c) During the term of his employment, Balis shall not reveal to outside sources, without the Company's prior written consent, any matters that could in any manner adversely affect the Company's business, unless required by law to do so.


     11. Non-Compete. During a period of one (1) year after the termination of his employment hereunder (regardless of the circumstances or cause of such termination), Balis will not engage directly or indirectly (as a principal, employee, consultant, advisor, creditor, investor or otherwise) in any business in which the Company is engaged at the time of such termination; provided however, that unless such termination of employment has been for "cause", as set forth in Section 6 of this Agreement, this restriction shall not apply unless within ten (10) business days after termination, the Company advises Balis that it will continue to pay to him, his fixed salary during such one (1) year period.


     12.  Miscellaneous.


     a. Assignability. This Agreement and the rights and obligations hereunder shall not be assignable by the Company except to a subsidiary and/or a corporation controlled by Balis and/or Boyd, without the written consent of Balis, provided however, that in such event, the Company agrees to guaranty its obligations to Balis under this Agreement.

     b. Governing Law. This Agreement shall be governed by the laws of the State of New York.


     c. Entire Agreement. This Agreement sets forth all of the representations, promises, covenants, agreements, conditions, undertakings between the parties and supersedes all prior and contemporaneous agreements and understandings, representations, inducements or conditions, express or implied, oral or written. The partes hereto acknowledge that in entering into this Agreement they are not relying upon any representation of the other party or their representatives other than those items set forth herein.


     d. Modification of Agreement. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought. The parties specifically agree that at no time will they later agree that this Agreement can be orally modified or amended and specifically agree never to assert that this Agreement has been orally modified or amended.

     e. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of this Agreement will not be affected, and in lieu of each provision which is found to be illegal, invalid or unenforceable, there will be added as a part of this Agreement a provision as similar to such illegal, invalid, or unenforceable provision as may be possible and said provision will be legal, valid, and enforceable.


     f. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.


     g. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company, and to Balis at their respective addressees set forth on the first page of this Agreement.


     h. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Balis under this Agreement may not be assigned or delegated.


     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunder executed this Agreement as of the date first written above.


MILLENNIUM  DIRECT,  INC.


      /s/ Ardis Balis
By:_________________________________

         President
Title:______________________________

         January 1, 2001
Date:_______________________________

EMPLOYEE:

/s/ George Balis____________________
George Balis

EXHIBIT 6.6

EMPLOYMENT  AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 1st day of January, 2001, by and between Millennium Direct, Inc., a Delaware corporation (the "Company"), with principal offices at HCR-30A, North Blenheim, New York 12131 and Ardis Balis, residing at HCR-30A, North Blenheim, New York 12131 ("Ardis Balis ").


     Whereas, the Company (i) owns and/or controls certain confidential information and know how relating to the manufacture of ant-aging skin care products and has the exclusive right to sell said products; and (ii) is a producer of children's videos; and


     Whereas, the Company desires to employ Ardis Balis and Ardis Balis desires to be employed by the Company on the terms and conditions herein provided; and


     NOW THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


     1. Term of Employment. The term of Ardis Balis' employment with the company shall be for a term of three years, commencing on the date hereof, subject to earlier termination as hereinafter provided. The term will automatically be renewed for additional one (1) year periods unless the Company gives notice to Ardis Balis at least six (6) months prior to the expiration of this Agreement and at least six (6) months prior to the expiration of any automatic extensions hereof, that it does not intend to renew this Agreement.


     2. Duties of Employee. Balis shall be employed as President of the Company with duties and responsibilities consistent therewith. In such capacity, and except for illness, disability, reasonable vacation periods and reasonable leave of absence, Ardis Balis shall devote her full business time, ability and attention to the performance of her duties hereunder, subject at all times to the direction of the Board of Directors of the Company, and use her best efforts, skill and abilities to discharge her responsibilities hereunder and to promote the business and interests of the Company and the Company's subsidiaries and the Company shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services and advice of Ardis Balis and Ardis Balis shall not, during the term of this Agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business; provided, however (i) Ardis Balis shall be entitled to be employed by and serve as an officer and director of any subsidiary of the Company or any Company in which a majority of the shares of outstanding capital stock are owned by Ardis Balis and/or George Balis; and (ii) nothing contained in this section shall be deemed to prevent or to limit the right of Ardis Balis to invest any of her money in the capital stock or securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange.


     During the term of this Agreement Ardis Balis will consult with and keep the Company's Board of Directors fully informed of developments as they relate to the business of the Company.



     The Company intends and shall use its best efforts to cause Ardis Balis to be elected as a director of the Company. If so elected as a director of the Company or any of its subsidiaries or affiliates, Ardis Balis shall serve in such capacity without additional compensation.


     3. Trade Secrets. Ardis Balis shall not at any time during the term of this Agreement, in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity in any manner whatsoever, any information concerning matters affecting or relating to the specific and unique business of the Company, including without limitation, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Company, its manner of operation, its plans, processes, or other data, provided however, that such information will not be deemed confidential if such information was known in the industry in which the Company and its subsidiaries operates without a breach by Ardis Balis of this Section. The Company and Ardis Balis specifically and expressly stipulate that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Company, and the Company's good will, and that any breach of the terms of this section shall be a material breach of this Agreement.


     4.  Trade  Secrets  After  Termination  of Employment.  All of the terms of
Section 3 of this Agreement shall remain in full force and effect for the period of six months after the termination of Ardis Balis' employment for any reason and during such six month period, Ardis Balis shall not make or permit the making of any public announcement or public statement of any kind disparaging the Company except to the extent that such disclosure is required as a matter of law.


     5. Compensation. As compensation for all of the services to be rendered by Ardis Balis in any capacity hereunder to the Company, it is agreed as follows:


          a. The Company shall pay to Ardis Balis an annual salary equal to Fifty ($50,000) Thousand Dollars, payable in equal bi- weekly installments.


          b. Ardis Balis, at the Company's expense, shall be entitled to participate in the health insurance and hospitalization program currently in effect for the Company's senior executives and officers when the Company has such programs in effect.

          c. The Company, at its expense, shall, when it is financially capable, provide Ardis Balis with term life insurance during the term of this Agreement in the amount of $100,000, providing however, that Ardis Balis is insurable in such amount at normal rates for an individual of her age and sex. Anything to the contrary herein notwithstanding, the Company shall not be obligated to pay annual premiums for said life insurance in excess of Three Thousand ($3,000) Dollars per annum.


          d. The Company shall reimburse Ardis Balis for all reasonable expenses incurred in connection with her employment and duties hereunder upon the submission of appropriate vouchers therefor and other supporting data.


          e. Ardis Balis shall be entitled to vacation time of four (4) weeks with full pay.


     6. Termination of Employment for Cause. The employment of Ardis Balis provided hereunder may be terminated by the Company for cause only. For purposes of this Agreement, the definition of cause shall include the following:(a) any material misrepresentation by Ardis Balis in this Agreement; (b) habitual insobriety, or drug use by Ardis Balis while performing her duties hereunder;
(c) theft or embezzlement arising from her employment under this Agreement; (e) theft or embezzlement from the Company or any other material acts of dishonesty;
(f) conviction of a crime (other than traffic violations and minor misdemeanors); (g) gross negligence; (h) a material breach of this Agreement;
(i) the total physical disability of Ardis Balis for a period or periods aggregating one hundred eighty (180) days in any twelve month period from the inception of this Agreement and two hundred seventy (270) days in any consecutive twenty four (24) month period; and (j) the violation by Ardis Balis of any of the terms of this Agreement. Termination under this paragraph 6 shall be without notice and with compensation to Ardis Balis only to the date of such termination.


     7. Disability. If Ardis Balis is disabled, as set forth in paragraphs 6(i) of this Agreement, the Company shall until she is terminated, pay Ardis Balis her fixed salary and Ardis Balis shall be entitled to a pro-rata portion of the bonus for and with respect to the fiscal year in which the termination of her employment occurs. Any payments to Ardis Balis under any disability insurance or plan maintained by the Company shall be applied against and shall reduce the amount of the fixed salary payable by the Company under this Agreement.


     8. Termination by Death. If Ardis Balis dies before her employment with the Company is terminated, the payments to which Ardis Balis would then have been entitled under this Agreement, including bonus payments, up to the date of her death, shall be paid to her estate. Bonus payments shall be paid to Ardis Balis 's estate, no later than one hundred twenty (120) days after the end of the applicable fiscal year, on a pro-rata basis, based on the number of days of employment in the fiscal year to the date of her death as certified by the Company's accountants. The amount of any life insurance provided by the Company to Ardis Balis and payable to Ardis Balis 's estate or designated beneficiary as a result of Ardis Balis 's death shall not, however, to any extent, reduce the amount of compensation (whether fixed salary or bonus) payable by the Company to Ardis Balis under this Agreement.


     9. Representations of Ardis Balis. Ardis Balis represents and warrants that she can enter into this Agreement and perform all of the obligations and duties imposed upon him hereby without breach of any agreement to which she is a party or any obligation or restriction imposed upon him or which she is subject.

     10. Restrictive Covenant. Ardis Balis agrees that: (a) During the term of her employment, she shall promptly reveal to the Company's Board of Directors all matters pertaining to the Company, its subsidiaries and their business and/or interests; Ardis Balis shall not, during the term of her employment, accept similar employment from, or serve in a similar capacity with any other concern which is engaged in a business similar to that conducted by the Company or its subsidiaries; (c) During the term of her employment, Ardis Balis shall not reveal to outside sources, without the Company's prior written consent, any matters that could in any manner adversely affect the Company's business, unless required by law to do so.


     11. Non-Compete. During a period of one (1) year after the termination of her employment hereunder (regardless of the circumstances or cause of such termination), Ardis Balis will not engage directly or indirectly (as a principal, employee, consultant, advisor, creditor, investor or otherwise) in any business in which the Company is engaged at the time of such termination; provided however, that unless such termination of employment has been for "cause", as set forth in Section 6 of this Agreement, this restriction shall not apply unless within ten (10) business days after termination, the Company advises Ardis Balis that it will continue to pay to him, her fixed salary during such one (1) year period.


     12.  Miscellaneous.


     a. Assignability. This Agreement and the rights and obligations hereunder shall not be assignable by the Company except to a subsidiary and/or a corporation controlled by Ardis Balis and/or George Balis, without the written consent of Ardis Balis, provided however, that in such event, the Company agrees to guaranty its obligations to Ardis Balis under this Agreement.

     b. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     c. Entire Agreement. This Agreement sets forth all of the representations, promises, covenants, agreements, conditions, undertakings between the parties and supersedes all prior and contemporaneous agreements and understandings, representations, inducements or conditions, express or implied, oral or written. The partes hereto acknowledge that in entering into this Agreement they are not relying upon any representation of the other party or their representatives other than those items set forth herein.


     d. Modification of Agreement. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought. The parties specifically agree that at no time will they later agree that this Agreement can be orally modified or amended and specifically agree never to assert that this Agreement has been orally modified or amended.


     e. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of this Agreement will not be affected, and in lieu of each provision which is found to be illegal, invalid or unenforceable, there will be added as a part of this Agreement a provision as similar to such illegal, invalid, or unenforceable provision as may be possible and said provision will be legal, valid, and enforceable.


     f. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     g. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail, return receipt requested, addressed to the Company and to Ardis Balis at their respective addressees set forth on the first page of this Agreement.


     h. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and, in the case of the Company, assigns, but no other person shall acquire or have any rights under or by virtue of this Agreement, and the obligations of Ardis Balis under this Agreement may not be assigned or delegated.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunder executed this Agreement as of the date first written above.


                                   MILLENNIUM  DIRECT,  INC.



                                         /s/ George Balis
                                   By: __________________________________

                                          CEO
                                   Title:________________________________
                                          January 1, 2001
                                   Date:_________________________________

                                   EMPLOYEE: /s/ Ardis Balis_____________
                                                 Ardis Balis

EXHIBIT 6.7

                         PRODUCTION SERVICES, MARKETING
                      SERVICES, AND DISTRIBUTION AGREEMENT

     This Production Services, Marketing Services, and Distribution Agreement (Agreement) is made as of this 8th day of May, 2002, between Impact Product Development Inc a California corporation with offices at 5580 La Jolla Blvd, La Jolla, California 92037 (hereinafter referred to as "Impact' and Millennium Direct Inc a Delaware corporation with offices at 127 Crescent Rd., North Blenheim, N.Y. 12131 (Product Owner).

     WHEREAS, Impact is in the business of consumer product advertising, marketing, television commercial production management, media purchasing and management, telemarketing management, fulfillment management, and management of marketing campaigns utilizing television, print media, retail, international sales, and other means; and

     WHEREAS, Product Owner controls the marketing rights and certain intellectual property for a product which improves skin wrinkles, tone and texture, and which is current known as "Theracel" (the "Product"); and

     WHEREAS, Product Owner and Impact believe that a broadcast quality infomercial would increase the likelihood of success in the marketing of the Product; and

     WHEREAS, Product Owner desires that Impact manage the Production of a broadcast quality infomercial on behalf of the Product Owner and Impact wishes to produce such infomercial; and

     WHEREAS, Impact and Product Owner desire that Impact provide certain services relating to the production of a broadcast quality infomercial, packaging, marketing, promotion and fulfillment of the Product through direct response television, retail, and other means; and

     WHEREAS, Impact is willing to provide such services on the terms set forth herein;

     NOW, THEREFORE, in consideration of the promises contained in this Agreement, Impact and Product Owner agree, as follows;

     1. Exclusive Rights. Product Owner hereby grants and gives to Impact the exclusive and unrestricted worldwide rights on behalf of Product Owner to advertise, promote, market and sell the Product through all forms of direct response and retail marketing, including but not limited to infomercials and short form direct response television commercials; QVC, HSN and other television home shopping channels; radio; inbound and outbound telemarketing; credit card syndications; package inserts; print advertising; direct mail solicitations; interactive and non interactive internet marketing such as web pages and e-mail; catalogs; retail stores (mass and specialty); and in addition, other mutually agreed upon marketing channels. Notwithstanding the rights granted to Impact under this Section 1, Impact shall obtain the approval of the Product

Owner prior to exercising any of the rights granted hereunder. During the term of this Agreement, Product Owner shall not market or sell the Product itself or through third parties through the marketing channels as to which Impact has exclusive tights without Impact's prior written approval.

     2. Production of a New Broadcast Quality Infomercial. Impact agrees to produce a broadcast quality infomercial (the "Infomercial") on behalf of Product Owner in such a manner that both Impact and the Product Owner believe could enhance the marketing of the Product through direct response T.V. and other marketing channels expressed in Section 1.(see Exclusive Rights). Product Owner understands and agrees that Impact will rely on third party Production companies and consultants in production of the Infomercial and it is Impacts intention to produce an infomercial based on the recommendations of consultants and third parties, upon consultation and approval with Product Owner. Impact will advance, on behalf of the Product Owner, all costs associated with the production of the Infomercial, including the hiring of a celebrity spokeswoman if necessary, and all other costs it deems appropriate to accomplish the goal of producing the Infomercial. Impact agrees to provide a production agreement and production schedule contained therein to Product Owner for approval within 30 days of the mutual signing of this agreement. Upon the delivery by Impact to Product Owner of the Infomercial, Product Owner shall issue to Impact one million five hundred thousand (1,500,000) restricted shares of Product Owner's common stock. Impact and Product Owner agree that the value of the services to be rendered by Impact pursuant to this Agreement equals two hundred and fifty thousand dollars ($250,000). Ownership of the Infomercial shall remain with Infomercial Marketing Partners, LLP. Impact shall, at its expense, duplicate the Infomercial master and deliver the duplicated master to Product Owner.

     3. Product Description. A description of the Product is set forth on Attachment A.

     4. Intellectual Property/Marketing Materials

          (A) During the term of this Agreement Product Owner grants to Impact the exclusive right to use, on behalf of Product Owner, all existing and future trademarks and copyrights (hereinafter referred to collectively as "Product Intellectual Property") associated with the Product. Product Owner represents and warrants that it is the lawful owner of all such rights as are necessary to provide the exclusive use of the Product Intellectual Property shall not infringe upon the rights of third parties.

          (B) Product Owner shall make reasonably available to Impact original copies of all Product packaging, and sales and marketing materials, whether in electronic, video or printed format (hereinafter referred to collectively as Product Marketing Materials").

     5. Impact Duties and Responsibilities. Subject to the remaining provisions of this Agreement, Impact shall be responsible to:

          (A) Deliver the Infomercial to the Product Owner;

          (B) Develop, with Product Owner's approval, Product pricing and offer structure for all marketing campaigns as contemplated by this Agreement on behalf of Product Owner;

          (C) Investigate, contact with and set up appropriate agreements and procedures with suppliers of packaging, telemarketing, fulfillment, customer service, banking services for the direct response marketing campaigns implemented hereunder on behalf of Product Owner;

          (D) Establish, with the Product Owner's approval, a merchant account (the "Merchant Account" into which all revenues earned and received from the sale of the Product through any means of distribution shall be deposited. This includes, but is not limited to, revenues received from retail sales, inbound telephone calls generated from the broadcast or cablecast of the Infomercial, any items sold during the telephone call and any future sales generated from customer lists compiled from the initial call.

          (E) Create, with Product Owner's approval, telemarketing scripts for Product direct response marketing campaigns implemented hereunder on behalf of Product Owner;

          (F) Design and execute a media test ('Media Test") for the Infomercial on behalf of Product Owner within 15 days of the approved final version of the Infomercial. Each party agrees not to unreasonably withhold its approval of the Infomercial

          (G) Create sub-masters and copies of the Infomercial as required to air on various broadcast television stations and cable networks on behalf of Product Owner;

          (H) Evaluate the results of the Media Tests and make recommendations to Product Owner relative to potential adjustments, if any, to Product pricing, offer structure, telemarketing scripts, or creative content of the Infomercial on behalf of Product Owner;

          (I) Provided that the sales results of the Infomercial meet pre-established criteria ("Media Ratios") as established from time to time by Impact and Product Owner, design, execute, manage and maintain an ongoing direct response television marketing campaign for the sale of the Product by Product Owner, including assuming the cost of purchasing media for the airing of the infomercial ("Roll Out");

          (J) Select, with the approval of Product Owner, which shall not be unreasonably withheld or delayed, the telemarketer, fulfillment center and other suppliers (collectively "Service Suppliers") qualified to market the Product via means in addition to television, as set forth in Section 1 herein ("Integrated Marketing Channels') and fund the expenses related to setting up the Service Suppliers;

          (K) Loan to Product Owner, in a timely manner, such funds as shall be necessary to cover the direct out-of-pocket costs payable by Product Owner in connection with the production of the Infomercial and the marketing and distribution of the Product, including, but not limited to, amounts owed to the manufacturer of the Product to cover the cost of Product and packaging as Impact, after consultation with Product Owner, reasonably determines to be warranted for the Roll Out and by the estimated results of marketing the Product through the Integrated Marketing Channels. The Product shall be purchased from Product suppliers jointly selected by Impact and Product Owner (collectively, "Approved Suppliers") Impact shall also arrange for warehousing and shipment of packaged Product to the fulfillment vendor(s) on behalf of Product Owner;

     (L) Manage, along with the Product Owner, any current customer lists of the Product Owner or any customer lists generated during the Roll-Out, Upon completion of the Roll Out or termination of this Agreement, the customer lists shall remain the property of the Product Owner;

     (M) Distribute, on behalf of Product Owner, all funds from Merchant Account and other depositories of Product sales revenues to Product Owner, Impact, suppliers and Product customers (Product refunds) in accordance with the priorities established in Section 7(A) herein, and in payment of all other contractual obligations entered into by Impact, on behalf of Product Owner, as required to fulfill its obligations of this Agreement;

     (N) Maintain adequate accounting records related to Product Owner's sale of the Product to consumers, as well as Impact's activities relative to this Agreement and provide Product Owner with reasonable and appropriate substantiation of expenditures made by Impact pursuant to this Agreement; and

     (O) Use its best efforts to assist Product Owner in selling any unsold Product that may have been delivered by Product Owner to Impact for sale on behalf of Product Owner during the Roll-Out.

     6. Product Owner Duties and Responsibilities. Product Owner shall be at its expense, responsible to:

     (A) Protect and enforce the Product Intellectual Property rights on a best efforts basis;

     (B) Provide Impact, in a timely manner, with a list of Product claims and substantiation of Product claims reviewed by a law firm reasonably acceptable to Impact and having specialty in FDA and FTC regulations and law;

     (C) Provide Impact with names of Product users for Infomercial testimonial purposes;

     (D) Document Product quality and quantity requirements; use its best efforts on a continuous basis to locate an alternative manufacturer that is capable of manufacturing the Product at comparable costs to the present manufacturer; insure on a best efforts basis that at least one Product manufacturer is capable of meeting quality and quantity requirements and independently verify on a batch by batch basis that Product meets manufacturing specifications;

     (E) Negotiate, on a best efforts basis, and with Impact's joint participation, terms with Product manufacturers including but not limited to, competitive volume pricing, 30 day net terms, and well documented return privileges for off-specification production;

     (F) Not unreasonably withhold approval and consent of designated Media Ratios that are required for Roll Out to occur; and

     (G) Fulfill all obligations of Product consumer warranties, including replacement costs, refunds, and product liability c1aims.

     7. Financial considerations.

     (A) Impact will make disbursements froth the Merchant Account in the following priority on behalf of the Product Owner: (i) payment of Roll-Out costs, including media costs associated with the purchase of air time for the broadcast or cablecast of the Infomercial; (ii) payment of telemarketing costs;
(iii) payment of fulfillment center costs; (iv) standard operating expenses; (v) cost of Product and Product packaging as determined by Product Owner and Impact for the commencement or continuation of any Roll Out or for marketing through Integrated Marketing Channels; (vi) customer refunds, if any; and (vii) retail distribution fees, if any (i) (vii) collectively the "Expenses and Fee");

     (B) Expenses and Fees, less cost of damaged goods, credit card chargebacks, taxes and shipping and handling shall hereinafter be called "Adjusted Gross Sales";

     (C) The Adjusted Gross Sales shall be distributed from the Merchant Account in the following manner: (i) forty-seven and one-half (47.5%) percent to the Product Owner; (ii) forty-seven and one-half (47.5%) percent to Impact; and
(iii) five (5%) percent to Infomercial Marketing Partners, LLP

     (D) Provided that funds are available in the Merchant Account, Impact shall distribute payments, if any, from the Merchant Account within twenty (20) days following the end of each month, and shall accompany such payments with an accounting in a form that is satisfactory to all parties

     (E) Impact grants Product Owner the right to examine Impact's books and records related to Product sales resulting from Impact activities pursuant to this Agreement up to two (2) times per calendar year, such examination shall take place at Impact's place of business during normal business hours upon seven (7) days written notice. Product Owner agrees to bear the cost of such examination except in the event that examination discloses a discrepancy in Product Owner's favor of more than five percent (5%); in which case Impact shall bear Product Owner's reasonable costs of such examination. Notwithstanding the above, an payment discrepancies shall be adjusted and paid within thirty (30) days of discovery of such discrepancies, including interest at ten percent (10%) per annum.

     8. Product Samples. For purposes of taping the Infomercial, Product Owner will provide Impact with six (6) complete Product units at no charge to Impact.

     9. Financial Risk. Product Owner acknowledges that it is well informed of the financial risks associated with airing the Infomercial and agrees not to hold Impact responsible for the degree of success or any lack of success resulting from airing the Infomercial. Impact provides no warranty, expressed or otherwise, as to the potential degree of success that may result from airing the Infomercial, except that it agrees to exercise its best efforts to distribute the Product in accordance with the of this Agreement.

l0     Indemnification

     (A) Product Owner shall indemnify and hold Impact and its affiliates, representatives and employees free and harmless from all claims, demands, losses, and liabilities (including, but not limited to, actual damages, punitive damages, 1 and reasonable legal fees) arising out of the airing or other use of the Infomercial, and/or the Products sold as a consequence of the Infomercial or through the Integrated Marketing Channels, whether instituted by any other person or organization, including, but not limited to, any FTC, FDA, or Department of Agriculture proceeding or investigation, and any suit for product Liability.

     (B) Product Owner and Impact shall use their best efforts to obtain product insurance in the amount of at least $1 million naming Product Owner and Impact as co-insured. The expenses of such insurance shall be borne by Impact on behalf of Product Owner.

     (C) Impact shall indemnify bold Product Owner and any of its affiliates, representatives and employees free and harmless from all claims, demands, losses, and liabilities (including, but not limited to, actual damages, punitive damages, fines and reasonable fees) arising out of the production of the Infomercial Product Owner shall give Impact prompt written notice of all suits and claims for infringements and an opportunity to defend the same, at its own expense, through counsel for Impact that is reasonably acceptable to Product Owner, and to control such defense.

     11. Representation and Warranties of Product Owner, Product Owner warrants and represents that:

     (A) Product Owner is a corporation, duly organized and in good standing under the laws of the State of Delaware;

     (B) The execution and delivery of this Agreement and the consummation of transactions contemplated hereby do not conflict with, and shall not result in a breach of; or constitute a default under any agreement to which Product Owner is currently a party;

     (C) Product Owner has good and marketable title to the Product and the right to sell the Product bearing any trade names of trademarks of Product Intellectual Property contained thereon, free and clear of all liens, leases, pledges, claims, charges, conditions or encumbrances of any kind or nature;

     (D) There are no claims, lawsuits, actions or proceedings pending or threatened against Product Owner which could adversely affect the Product or the rights granted to Impact hereunder or the transactions contemplated by this Agreement;

     (E) The Products are merchantable, suitable and fit for the use for which each was intended, Product Owner is not aware of any defects or potential harm to users. Product Owner is not aware of any claims which have been made in connection with the safety or efficacy of the Products. Product Owner has complied with all federal, state or other laws, rules and regulations with respect to the development, manufacture, testing and packaging of the Product, including without limitation, consumer protection law and rules and regulations of the Food and Drug Administration or any other agency having jurisdiction;

     (F) During the term of this Agreement (as set forth in paragraph 14), Product Owner has the full right and title to use and exploit the Infomercial, and neither Product Owner nor any third party will cause any claims or litigation with respect thereto, concerning or purporting to affect adversely the Infomercial;

     (G) No consent of any third party or any state or federal government agency is required to be obtained by Product Owner in order to consummate the transaction contemplated by this Agreement (including airing of the Infomercial and sale of the Product) or to enable Product Owner to perform Product Owner's obligations hereunder.

     (H) Product Owner will be able to manufacture or cause to be manufactured an adequate supply of the Products to be sold pursuant to the Infomercial

     (I) Product Owner will not receive any commissions or other payments from Approved Suppliers, unless such payments are approved in advance by Impact.

     12. Representations and Warranties of Impact


     (A) Impact is a corporation, duly organized and in good standing under the laws of the State of California;

     (B) The execution and delivery of this Agreement and the consummation of transactions contemplated hereby do not conflict with, and shall not result in a breach of, or constitute a default under any agreement to which Impact is currently a party.

     (C) No consent of any third party or any state or federal government agency is required to be obtained by Product Owner in order to consummate the transaction contemplated by this agreement or to enable Impact to perform Impact's obligations hereunder.

     13. Independent Parties. Each of the parties are independent contractors and, except as expressly set forth in this Agreement, neither party shall have the right to bind the other party or any other person by virtue of the relationship created hereby. Impact and Product Owner agree that Product Owner shall report for financial reporting purposes and all other purposes all sales of Product made pursuant to this agreement by Impact on behalf of Product Owner.

     14. Term of Agreement. The term of this Agreement shall be for on year following the initial air date of the Media Test, provided, however, that this Agreement shall be automatically renewed for a second year provided that an aggregate of at least 75,000 Product Units are sold during the initial year and shall be automatically renewed for a third year provided that an aggregate of at least 100,000 Product Units are sold during the second year and provided, further, that this Agreement shall be renewed for year long periods thereafter, in the event at least 150,000 Product Units are sold in the third year and in subsequent years, pursuant to the marketing and exploitation rights granted to Impact hereunder.

     15. Default. A party shall be in default hereunder in the event that it fails to fulfill his obligations after 30 days' written notice of default is given; provided, however, that if the nature of the default is such that it cannot reasonably be cured within 30 day period, a party shall not be deemed to be in default provided that it commences to cure the default within such 30-day period and thereafter diligently completes the cure. In that event then such notice of termination shall be deemed rescinded, and this agreement shall be deemed reinstated and in full force and effect.

     16. Notices. Any notices hereunder shall be in writing and shall be deemed given in case of notices by mail, three business days after deposit in a U.S. mail receptacle properly addressed, certified mail, return receipt requested, or upon receipt in the case of notices by telecopy personal delivery or email Notices shall be given to the address set forth above, or to any other address provided by a pasty hereunder in the requisite manner.

     17. Entire Agreement. This constitutes the entire Agreement of the parties with respect to its subject matter and supersedes any and all prior understandings. This Agreement may only be modified by an agreement in writing signed by both parties.

     18. Section Reading. The section headings or captions in this Agreement have been set forth by the parties as a convenience, and shall not have any bearing on the interpretation of this Agreement.

     19. Waiver of Breach. The waiver of a party of any breach of this Agreement shall not constitute a waiver of any other breach of this Agreement.

     20. Assignability. This Agreement shall be binding upon the parties and any successors to the business of the parties. In view of the personal nature of certain of the services and the close relationship of the parties necessary in connection with fulfilling the obligations of this Agreement, this Agreement shall, however, be permitted to be assigned to arty third party.

     21. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the rules of the American Arbitration Association, The award of the arbitrator(s) shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Arbitration shall be held in the State of New York, The prevailing party in any arbitration shall be reimbursed for all costs and expenses in connection with the arbitration, including reasonable attorneys' fees.

     22. Applicable Law. The Agreement and all matters and/or issues collateral thereto will be governed by the laws of the State of California applicable to contracts made and performed entirely therein.

     Product Description. Attachment "A" A Product Unit shall consist of: (i) Theracel Pro Cellular Formula; (ii) Theracel Day Moisturizer; (iii) Theracel Night Time Moisturizer; (iv) Theracel Cleansing Bar; (v) Theracel Special Healing Moisturizer.

     IN WITNESS WHEREOF, The parties hereto have executed this Agreement the date first above mentioned.


Millennium Direct, Inc.                 Impact Product Development, Inc.

By: /s/ George A. Balis                 By: /s/ Jay Scoratow

             George A. Balis                        Jay Scoratow
Print Name: __________________________  Print Name: ________________________

         Chairman and CEO                        President
Title:________________________________  Title:______________________________

EXHIBIT 8.1

                   PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement, dated February 1, 1998, by and between UltraDerma, Ltd., a New York corporation ("Seller") and Kid Rom, Inc a Delaware corporation ("Buyer").

                                  WITNESSETH:

     Whereas Seller is engaged in the development and distribution of certain cosmetic and skincare products, the Theracel Anti-Wrinkle Pillow (travel and deluxe sizes) and other products that are in development for the hands, scalp and hair for marketing under the Theracel trademark; and

Whereas Buyer is the sole owner of Boyd Balis Enterprise, Inc a Delaware corporation (Newco); and

     Whereas Buyer desires that Newco acquire all of Seller's assets, business, and goodwill in exchange solely for 3,025,000 shares of common stock of Buyer plus cash in the amount of $400,000, without the assumption by Newco of any of Seller's liabilities and obligations; and

     Whereas Seller desires that all of its properties be so exchanged, whereupon Seller will dissolve and completely liquidate and distribute to its sole shareholders, all of its right, title, and interest in and to the shares of Buyer's common stock to be received by Seller, in exchange for surrender by such shareholder, for cancellation, of all of said shareholder's common stock in Seller;

     Now, therefore, in consideration of the premises and the respective agreements hereinafter set forth, the parties agree as follows:

1.   Change  of  Name  and  Transfer  of  Assets.

     (a) Change of name. Buyer undertakes to change the name of Newco to UltraDerma Ltd. and to qualify Newco to do business in the State of New York Seller hereby consents to the use of such name by Newco.

     (b) Transfer of assets to Newco. Subject to the terms and conditions of this Agreement, Seller will convey and transfer to Newco at the closing hereunder, all of Seller's then existing assets and business as a going concern including, without limitation, its goodwill and its right to the use of its name; and Seller shall at the time of the closing deliver such assets and business at the then location thereof, to Newco. The assets so to be conveyed, transferred, and delivered shall include those owned by Seller on the close of business
          January 31, 1998.

     (c) Consideration for transfer to Newco. Buyer agrees that at the closing, subject to the terms and conditions of this Agreement, and in full consideration for the aforementioned conveyance, transfer, and delivery to Newco:

          (1) Buyer will deliver to Seller, a certificate or certificates aggregating 3,025,000 shares (500,000 of such shares to be issued within 60 days of the date hereof and the balance of such shares to be issued within one year from the dare hereof) of

               Buyer's presently authorized common stock, par value $.0001 per share, fully paid and nonassessable, registered as provided below in this Section 1(c) and $400,000 in cash, it being understood that Buyer shall have 18 months in which to make such aggregate payment (without interest attached thereto).

          (2) Newco assumes no liabilities of Seller, except expenses incurred by Seller in connection with the performance of this Agreement, including the liquidation and dissolution of Seller as contemplated herein.

          Seller hereby irrevocably directs that the foregoing 3,025,000 shares of common stock of Buyer to be delivered to Seller shall be registered in the name of Ardis M. Boyd (or as she directs), whom Seller represents to be its sole shareholder.

     (d) Investment of conveyance and transfer to Newco. At the closing, Seller will deliver to Newco (1) such deeds, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, In form satisfactory to Buyer's counsel, Bondy & Schloss LLP, as shall be effective to vest in Newco good and marketable title to the assets and business to be conveyed, transferred, and delivered hereunder, and (2) all of Seller's contracts and commitments, books (except corporate minute and stock books), records, and other data relating to its assets, business, and operations; and, simultaneously with such delivery, Seller will take all such steps as may be required to put
          Newco in actual possession and operating control of such assets and business.


     (e) Further assurances to Newco. From time to time, at Newco's request and without further consideration, Seller will execute and deliver such other instruments of conveyance and transfer and take such other action as Newco reasonably may require more effectively to convey, transfer to, and vest in Newco, and to put Newco in possession of, any property to be conveyed, transferred, and delivered hereunder, and, in the case of contracts and rights, if any, which cannot be transferred effectively without the consent of third parties which is unobtainable, Seller will use its best efforts to assure to Newco the benefits thereof.

     2. Approval by Seller's Sole Shareholder; Liquidation and Dissolution. Seller will deliver to Buyer a duly executed Secretary's Certificate certifying resolutions passed by the written consent of Seller's sole shareholder, approving the transfer contemplated herein to Newco, and the change of name and liquidation and dissolution of Seller as herein provided Promptly at or after the closing, Seller will take such action as may be required to change its name to one which does not include the word "UltraDerma" and to dissolve and terminate its corporate existence and to liquidate completely and to distribute directly to its sole shareholder all its right, title, and interest in and to the shares of Buyer, and cash, to which Seller is entitled under this Agreement in exchange for the surrender by such sole shareholder of Seller's common stock for cancellation.

     3. Representations and Warranties by Seller. Seller hereby represents and warrants as follows:

          (a) Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, has corporate power to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such qualification necessary.

          (b) Authority relative to this Agreement. The execution, de1ivery and performance of this Agreement by Seller, including, without limitation, the conveyances transfers, and deliveries contemplated hereby, have been duly and effectively authorized and consented to by Seller's sole director, subject to approval by Seller's sole shareholder as required by law.

          (c) Title to properties. Seller has good and marketable title to all its properties and assets, real and personal, free and clear of all liens and encumbrances, except such imperfections of title and encumbrances, if any, as are not substantial in character, amount, or extent, and do not materially detract from the value, or interfere with the present use, of the properties subject thereto or affected thereby, or otherwise materially impair business operations. Seller has received no notice of violation of any applicable law, order, regulations, or requirement relating to its operations or its owned or leased properties and, so far as known to Seller, there is no such violation. Seller's skin care and cosmetic products do not require approval by the Food and Drug Administration in order to be marketed and distributed in the United States.

          (d) List of Properties, contracts, and personnel data. Seller has disclosed to Buyer accurate lists and summary descriptions, certified correct by authorized officers of Seller, of the following, if any:

               (1) all real property owned or leased of record or beneficially by Seller and a brief description of all buildings and structures located thereon, and all leases to which Seller is a party;

               (2) all patents, patent applications, trademarks, trademark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor patent licenses, and all patent licenses granted by Seller to others and in force as of December 31, 1997;

               (3) all presently existing contracts and commitments of Seller involving payment by Seller of more than 10,000 or contracts or commitments of any nature which are reasonably material to the business of the Seller; and

               (4) all employment contracts (other than contracts terminable at will).

          (e) Litigation. Except for suits, if any, of a character incident to the normal conduct of Seller's business and involving not more than $50,000 in the aggregate, there is no litigation, proceeding, or governmental investigation pending or, so far as known to Seller, threatened against or relating to Seller, or its properties or business, or the transactions contemplated by this Agreement, nor is there any basis known to Seller for any such action.

     4. Representations and Warranties by Buyer.

          (a) Buyer hereby represents and warrants; (i) that it is a corporation duly organized, existing and in good standing under the laws of the State of Delaware; (ii) that its authorized common stock consists of 10,000,000 common shares; (iii) that the execution of this Agreement by Buyer has been duly and effectively authorized by all requisite corporate action; and
               (iv) that the shares of Buyers common stock to be delivered to Seller, pursuant to this Agreement, will, when so delivered, be validly issued and outstanding, fully paid and nonassessable.

          (b) Buyer further represents that Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has corporate power to carry on the business of Seller as it is being conducted, and will be duly qualified to do business in and be in good standing in the State of New York.

          5. Conditions Precedent to Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the closing, of each of the following conditions unless waived by Seller in writing:


               (a) Seller shall not have discovered any material adverse error, misstatement, or omission in the representations and warranties made by Buyer in Section 4 above.

               (b) Buyers representations and warranties contained in Section 4 shall be deemed to have been made again at and as of the time of the closing and shall then be true in all material respects.

               (c) The transfer of all of the property and assets of Seller to Newco and the liquidation and dissolution of Seller, in accordance with the provisions of this Agreement, shall have been authorized and approved by the sole shareholder of Seller.

          6. Bulk Sales Law. Buyer hereby waives compliance by Seller with the bulk transfer provisions of the Uniform Commercial Code of any applicable jurisdiction in connection with the transfer to Newco and will procure a like waiver by Newco on the transfer to Newco.

          7. Termination of Representations and Warranties. Seller and Buyer agree that their respective representations and warranties contained in Sections 3 and 4 above shall expire with, and be terminated and extinguished upon the complete delivery of the consideration required to be delivered under Section 1(c) above.

          8. Entire Agreement. Except with respect to the Letter Agreement of even date herewith this constitutes the entire Agreement of the parties with respect to its subject matter and supersedes any and all prior understandings. This Agreement may only be modified by an agreement in writing signed by both parties.

          9. Section Headings. The section headings or captions in this Agreement have been set forth by the parties as a convenience, and shall not have any bearing on the interpretation of this Agreement.

          10. Waiver of Breach. The Waiver of a party of any breach of this Agreement shall not constitute a waiver of any other breach of this Agreement.

          11. Arbitration. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the rules of the American Arbitration Association. The award of the arbitrator(s) shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Arbitration shall be held in New York, N.Y. The prevailing party in any arbitration shall be reimbursed for all costs and expenses in connection with the arbitration, including reasonable attorneys' fees.

          12. Applicable Law. The agreement and all matters and/or issues collateral thereto will be governed by the laws of the State of New York applicable to contracts made and performed entirely therein.

                    IN WITNESS WHEREOF the undersigned parties have duly
               executed this agreement as of the date first above written.


               KID ROM, INC.                             ULTRADERMA, LTD.

                    /s/ George S. Balis                     /s/ Ardis Boyd
               By:_____________________                  By:____________________
               Print  Name:                              Print  Name:

               George S. Balis                           Ardis Boyd



               Title:   Chairman                         Title:  President